     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1997

                                                       REGISTRATION NO. 333-9995
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CAPITAL BEVERAGE CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

            DELAWARE                             5181                            13-3878747
  (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
        OF INCORPORATION)             CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            1111 EAST TREMONT AVENUE
                             BRONX, NEW YORK 10460
                                 (718) 409-2337
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          CARMINE N. STELLA, PRESIDENT
                          CAPITAL BEVERAGE CORPORATION
                            1111 EAST TREMONT AVENUE
                             BRONX, NEW YORK 10460
                                 (718) 409-2337
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                              COPIES TO:
              WILLIAM E. WEBER, ESQ.                              M. DAVID SAYID, ESQ.
                   WEBER & WEBER                                  SAYID AND ASSOCIATES
                  300 RABRO DRIVE                                 411 HACKENSACK AVENUE
             HAUPPAUGE, NEW YORK 11788                        HACKENSACK, NEW JERSEY 07601
             TELEPHONE: (516) 232-0301                           TELEPHONE: 201-525-4746
                FAX: (516) 232-0817                                 FAX: 201-525-0831

     APPROXIMATE DATE OF SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [ ]

     If this form is a Post-Effective Amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434 of the Securities Act, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                         Proposed          Proposed
                                                        Amount           Maximum           Maximum         Amount of
             Title of Each Class of                     to be         Offering Price      Aggregate       Registration
           Securities to be Registered              Registered(1)    Per Security(2)    Offering Price        Fee
-----------------------------------------------------------------------------------------------------------------------
Units, consisting of one (1) share of Common
  Stock, $.001 par value, and one-half ( 1/2)
  Class A Warrant................................        800,000          $6.25(3)       $  5,000,000      $ 1,515.15
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value....................        800,000          --                       --              --
-----------------------------------------------------------------------------------------------------------------------
Class A Warrants(4)..............................        400,000            --                     --              --
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, underlying the
  Class A Warrants (4)(5)........................        400,000          $6.25          $  2,500,000      $   757.57
-----------------------------------------------------------------------------------------------------------------------
Representative's Unit Purchase Option(6).........         80,000          $ .001         $     100.00      $     1.00
-----------------------------------------------------------------------------------------------------------------------
Units, each Unit consists of one (1) share of
  Common stock, par value $.001 per share, and
  one-half ( 1/2) Class A Warrant(6).............         80,000          $7.50          $    600,000      $   181.18
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value underlying
  Representative's Unit Purchase Option..........         80,000          --                       --              --
-----------------------------------------------------------------------------------------------------------------------
Class A Warrants underlying Representative's Unit
  Purchase Option................................         40,000          --                       --              --
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,
  underlying Class A Warrants in Representative's
  Unit Purchase Option(7)........................         40,000          $5.00          $    200,000      $    68.96
-----------------------------------------------------------------------------------------------------------------------
Selling Securityholders..........................
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share(8).......        300,000          $6.00          $  1,800,000      $   545.45
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share, issuable
  upon conversion of Series A Preferred
  Stock(9).......................................        337,500          $6.00          $  2,025,000      $   613.63
-----------------------------------------------------------------------------------------------------------------------
Class A Warrants(10).............................        675,000            .25          $    168,750      $    51.14
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,
  underlying Class A Warrants(11)................        675,000          $6.25          $  4,218,750      $ 1,278.41
-----------------------------------------------------------------------------------------------------------------------
Total............................................             --          --                       --      $ 5,012.49
Previously Paid..................................             --          --                       --      $ 9,329.20
Total Amount Due.................................             --          --                       --      $       --
=======================================================================================================================

 (1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers such additional indeterminate number of shares of Common Stock and Class A Common Stock Purchase Warrants(the "Class A Warrants") as may be issued by reason of adjustments in the number of shares of Common Stock and Class A Warrants pursuant to anti-dilution provisions contained in the Class A Warrants being registered hereunder and in the Representative's unit purchase option (the "Unit Purchase Option"). Because such additional shares of Common Stock and Class A Warrants will, if issued, be issued for no additional consideration, no registration fee is required.
 (2) Estimated solely for purposes of calculating registration fee.
 (3) Of such Unit purchase price, $6.00 has been allocated to the Common Stock and $.25 has been allocated to each one-half ( 1/2) Class A Warrant ($.50 per whole Class A Warrant).
 (4) Each whole Class A Warrant is exercisable over a four (4) year period commencing on the Effective Date of this Offering into one (1) share of Common Stock at an exercise price of $6.25 per share.
 (5) The number of shares of Common Stock specified is the number which may be acquired by the holders of the Units upon exercise of whole Class A Warrants at the exercise price thereof.
 (6) The Representative's Unit Purchase Option entitles the Representative to purchase up to 80,000 Units at 120% of the offering price.
 (7) Represents shares of Common Stock that are issuable upon exercise of the Class A Warrants included in the Representative's Unit Purchase Option.
 (8) Represents 300,000 shares of Common Stock that may be sold from time to time by an officer of the Company. Such officer has agreed that he will not sell any of such shares prior to the expiration of two (2) years after the Effective Date without the consent of the Representative.
 (9) Represents 337,500 shares of Common Stock that may be offered for sale from time to time by the Selling Securityholders. Such 337,500 shares of Common Stock are issuable by the Company to the Selling Securityholders upon conversion during the period commencing 180 days and ending 360 days after the Effective Date of 337,500 shares of Series A Preferred Stock acquired by such Selling Securityholders in the Company's 1996 Private Placement Financing, unless R.D. White & Co., Inc. and the Company consent to the conversion of all of the Series A Preferred Stock prior to such 180th day.
(10) Represents 675,000 Class A Warrants issued to 26 accredited investors in the Company's Private Placement of Units of Series A Preferred Stock and Class A Warrants, which occurred between January and March 1996.
(11) Represents shares of Common Stock either that may be resold by the Selling Securityholders after acquisition of such shares upon exercise of Class A Warrants held by such Selling Securityholders or, alternatively, that may be issued by the Company to those individuals or entities that purchase Class A Warrants from the Selling Securityholders.
================================================================================

                          CAPITAL BEVERAGE CORPORATION

                             CROSS-REFERENCE SHEET

          SHOWING LOCATION IN PROSPECTUS OF PART I ITEMS OF FORM SB-2

               ITEM NUMBER AND HEADING
         IN FORM SB-2 REGISTRATION STATEMENT                  LOCATION IN PROSPECTUS
      ------------------------------------------    ------------------------------------------
  1.  Front of Registration Statement and
        Outside Front Cover of Prospectus.......    Front of Registration Statement; Outside
                                                    Front Cover Page of Prospectus
  2.  Inside Front and Outside Back Cover Pages
        of Prospectus...........................    Inside Front and Outside Back Cover Pages
                                                    of Prospectus
  3.  Summary Information and Risk Factors......    Prospectus Summary; Risk Factors
  4.  Use of Proceeds...........................    Prospectus Summary; Use of Proceeds
  5.  Determination of Offering Price...........    Risk Factors; Underwriting
  6.  Dilution..................................    Risk Factors; Dilution
  7.  Selling Securityholders...................    Selling Securityholders
  8.  Plan of Distribution......................    Outside Front Cover Page of Prospectus;
                                                    Underwriting
  9.  Legal Proceedings.........................    Business
 10.  Directors, Executive Officers, Promoters
        and Control Persons.....................    Management
 11.  Security Ownership of Certain Beneficial
        Owners and Management...................    Principal Stockholders
 12.  Description of Securities.................    Description of Securities
 13.  Interest of Named Experts and Counsel.....    Legal Matters; Experts
 14.  Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities.............................    Risk Factors; Management
 15.  Organization Within Last Five Years.......    Prospectus Summary; Business
 16.  Description of Business...................    Prospectus Summary; Risk Factors; Business
 17.  Management's Discussion and Analysis or
        Plan of Operation.......................    Management's Discussion and Analysis of
                                                    Financial Condition and Results of
                                                    Operations
 18.  Description of Property...................    Business
 19.  Certain Relationships and Related
        Transactions............................    Certain Transactions; Management
 20.  Market for Common Equity and Related
        Stockholder Matters.....................    Outside Front Cover Page of Prospectus;
                                                    Prospectus Summary; Dividend Policy;
                                                    Description of Securities; Shares Eligible
                                                    for Future Sale
 21.  Executive Compensation....................    Management
 22.  Financial Statements......................    Selected Financial Data; Financial
                                                    Statements
 23.  Changes in and Disagreements with
        Accountants on Accounting and Financial
        Disclosure..............................    Not Applicable

                                EXPLANATORY NOTE

     This registration statement covers the primary offering ("Offering") of Units, consisting of one (1) share of Common Stock and one-half ( 1/2) Class A Warrant by Capital Beverage Corporation (the "Company") and the concurrent offering of Common Stock and Class A Warrants by the Selling Securityholders. The Company is registering under the primary prospectus ("Primary Prospectus") 800,000 Units, 800,000 shares of Common Stock, 400,000 whole Class A Warrants, and 400,000 shares of Common Stock issuable upon the exercise of such whole Class A Warrants. The Company is also registering on behalf of the Selling Securityholders under an alternate prospectus ("Alternate Prospectus") 1,312,500 shares of Common Stock and 675,000 Class A Warrants. The Alternate Prospectus pages, which follow the Primary Prospectus, are to be combined with all of the sections contained in the Primary Prospectus with the following exceptions: the front and back cover pages and the sections entitled "Offering," "Selling Securityholders" and "Underwriting".

                   SUBJECT TO COMPLETION, DATED JUNE 16, 1997

                          CAPITAL BEVERAGE CORPORATION

                                 800,000 UNITS
  EACH UNIT CONSISTING OF ONE (1) SHARE OF COMMON STOCK, $.001 PAR VALUE, AND
        ONE-HALF (1/2) CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANT


    Capital Beverage Corporation, a Delaware corporation (the "Company" or "Capital"), hereby offers Eight Hundred Thousand (800,000) Units ("Units"), each Unit consisting of One (1) Share (the "Shares") of Common Stock, $.001 par value (the "Common Stock"), and One-Half (1/2) Class A Redeemable Common Stock Purchase Warrant, at an offering price of $6.25 per Unit ("Offering Price"). Each one-half (1/2) Class A Warrant may only be exercised in combination with another one-half (1/2) Class A Warrant. Each whole Class A Warrant will entitle the holder to purchase one (1) share of Common Stock at an exercise price of $6.25 per share, subject to adjustment. The Units, the Shares and the Class A Warrants offered hereby are sometimes referred to as the "Securities". The Shares and whole Class A Warrants offered hereby will be separately tradeable immediately upon issuance. Each Class A Warrant is exercisable commencing one
(1) year after the date of this prospectus (the "Effective Date") and expiring at the close of business on the last day of the four (4) year period following the Effective Date. The Class A Warrants are subject to redemption by the Company, with the consent of R.D. White & Co., Inc. (the "Representative") in the event a redemption occurs prior to the first anniversary of the Effective Date, for a redemption price of $.001 per warrant, provided (i) notice of not less than forty-five (45) days is given; (ii) the closing bid quotation of the Common Stock of the Company has been at least One Hundred Sixty Percent (160%) of the then exercise price of the Class A Warrants on all twenty (20) of the trading days ending on the date prior to the day that notice is given; and (iii) holders of the Class A Warrants shall have had exercise rights until the close of business on the date fixed for redemption. The exercise price of the Class A Warrants is subject to adjustment under certain circumstances. See "Description of Securities -- Class A Warrants".



    The Registration Statement of which this Prospectus forms a part also relates to (i) the offer and sale by an officer of the Company of up to 300,000 shares of Common Stock; (ii) the offer and sale by certain holders ("Selling Securityholders") of the Company's 7% Series A Convertible Preferred Stock ("Series A Preferred Stock") of 337,500 shares of Common Stock issuable by the Company to such Selling Securityholders upon conversion of 337,500 shares of Series A Preferred Stock held by such Selling Securityholders; (iii) the offer and sale by the Selling Securityholders of up to 675,000 Class A Warrants and 675,000 shares of Common Stock issuable to such Selling Securityholders upon their exercise of such Class A Warrants; (iv) the possible issuance by the Company of up to 675,000 shares of Common Stock upon exercise by individuals or entities that purchase Class A Warrants sold by the Selling Securityholders (the securities referred to in (i) through (iv) being sometimes collectively referred to herein as the "Additional Securities"); and (v) the offer and sale by the Company of the Representative's Unit Purchase Option and the securities issuable to the Representative upon exercise of its Unit Purchase Option. See "Description of Securities, " "Selling Securityholders" and "Underwriting." The Company will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.


    Prior to the Offering, there has been no public market for any of the Company's securities. The Company has applied for quotation of Common Stock and Class A Warrants on the Nasdaq Small Cap Market (NASDAQ) under the symbols
      and       , respectively, although there can be no assurance that such application for quotation will be approved. See "Risk Factors -- Effects of Delisting from NASDAQ SmallCap Market." However, there can be no assurance that a market for the Common Stock or Class A Warrants will develop or be sustained.
See "Risk Factors," which begins on Page   "Description of Securities," and
"Underwriting".
                            ------------------------

   THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE
            SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION".
                            ------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


                               CALCULATION TABLE

=========================================================================================================
                                                             PRICE TO                       PROCEEDS TO
                                                              PUBLIC       UNDERWRITING     COMPANY(2)
                                                                           DISCOUNTS AND
                                                                          COMMISSIONS(1)
---------------------------------------------------------------------------------------------------------
Per Unit..................................................         $6.25         $.625           $5.625
---------------------------------------------------------------------------------------------------------
Total.....................................................    $5,000,000      $500,000       $4,500,000
=========================================================================================================

(1) Does not reflect additional compensation to be received by the Representative in the form of: (i) a non-accountable expense allowance of $150,000; (ii) the sale of $100 of an option to purchase up to 80,000 units consisting of 80,000 shares of Common Stock and Class A Warrants to purchase up to 40,000 shares of Common Stock at 120% of the Price to Public of the Units offered hereby; and (iii) an agreement to indemnify the Representative against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting".

(2) Before deducting other expenses of the Offering payable by the Company estimated at $345,000, including Blue Sky fees and expenses of approximately $30,000, filing fees of approximately $12,000, NASDAQ listing fee of $10,000 printing expenses of approximately $75,000, legal fees of approximately $100,000, accounting fees of approximately $60,000 and other miscellaneous fees and expenses of approximately $58,000. The Selling Securityholders will not bear any expenses of this Offering.


    THE UNITS ARE OFFERED BY THE REPRESENTATIVE ON A "FIRM COMMITMENT" BASIS, SUBJECT TO PRIOR SALE, WHEN, AS AND IF DELIVERED AND ACCEPTED BY THEM, AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL AND CERTAIN OTHER CONDITIONS. IT IS EXPECTED THAT DELIVERY OF CERTIFICATES REPRESENTING THE COMMON
STOCK AND CLASS A WARRANTS WILL BE MADE ON OR ABOUT            , 1997 AT THE
OFFICES OF R.D. WHITE & CO., INC., 950 THIRD AVENUE, NEW YORK, NEW YORK 10022.


                             R.D. WHITE & CO., INC.


                  THE DATE OF THIS PROSPECTUS OF JUNE   , 1997


     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

     Although it has no legal obligation to do so, the Representative from time to time may become a market maker and otherwise effect transactions in the Securities (and has indicated to the Company that it intends to do so). The Representative, if it participates in the market, may be a significant influence in any market that might develop for any of the Securities. The prices and liquidity of the Securities may be significantly affected by the degree, if any, of the Representative's participation in the market. Such activities, if commenced, may be discontinued at any time or from time to time. See "Risk Factors -- Representative's Possible Ability to Dominate or Influence the Market for the Securities."

     IN CONNECTION WITH THIS OFFERING, THE REPRESENTATIVE MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE COMMON STOCK AND/OR THE CLASS A WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     The Additional Securities being offered by the Selling Securityholders may be sold directly by such Selling Securityholders or through brokers, dealers, underwriters or agents on terms to be determined at the times of such sales. The Company is registering the Additional Securities pursuant to the Company's obligations under certain registration rights agreements and, in the case of the 300,000 shares of Common Stock being offered by an officer of the Company, pursuant to the request of such officer. The registration of the Additional Securities does not necessarily mean that any of such Additional Securities will be offered or sold. At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     The Company will receive no proceeds from the sale of the Additional Securities by the Selling Securityholders, but the Company has agreed to bear substantially all the expenses of registration of such Additional Securities under federal and state securities laws. The Company will receive proceeds from the issuance of Common Stock issued to individuals that purchase Class A Warrants from Selling Securityholders when and if any of such Class A Warrants are exercised by such warrant holders. Sales of Additional Securities and/or the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby.

                             ADDITIONAL INFORMATION

     With respect to the Securities offered hereby, the Company has filed with the principal office of the Commission in Washington, D.C., a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"). For purposes hereof, the term "Registration Statement" means the original Registration Statement and any and all amendments thereto. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference hereby is made. Each statement made in this Prospectus concerning a document filed as an exhibit to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. Any interested party may inspect the Registration Statement and its exhibits without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. The Registration Statement and exhibits may also be inspected at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048.

     The Company is not a reporting company subject to certain informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and does not file reports and other information with the Commission. As a result of this Offering, the Company will become subject to such requirements and will file periodic reports with the Commission.

     The Company intends to furnish its stockholders with annual reports containing financial statements, audited by independent certified public accountants, and with quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year following the end of each such quarter.

                               PROSPECTUS SUMMARY

     This summary of certain provisions of this Prospectus is intended only for ease of reference, is not a complete presentation of all relevant facts, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, including the attachments hereto. This Prospectus describes in detail numerous aspects of the Company and its business which are material to investors, including aspects summarized here. The entire Prospectus should be read and understood by prospective investors. Unless otherwise indicated, the information in this Prospectus does not give effect to the conversion of any shares of Series A or Series B Preferred Stock or to the exercise of (i) the Class A Warrants included in the Units; (ii) the Representative's Unit Purchase Option; (iii) any outstanding Class A Warrants; or (iv) options available for grant under the Company's 1996 Incentive Stock Option Plan.

                                  THE COMPANY

     Capital Beverage Corporation, a Delaware corporation, was organized on December 5, 1995. In January 1996, the Company acquired from Consolidated Beverage Corporation ("Consolidated") the right to become the exclusive distributor ("Pabst Distribution Rights") for certain beer and malt liquor products (the "Pabst Products") manufactured by Pabst Brewing Company ("Pabst") in Manhattan, Bronx, Queens, Staten Island, and Westchester County (the "Territory"). The purchase price for the Pabst Distribution Rights was $1,600,000, payable $800,000 in cash at or prior to closing and the balance by delivery of a series of 120 promissory notes of the Company, each in the amount of $10,000 inclusive of interest at 9% per annum. Upon acquisition of the Pabst Distribution Rights, the Company simultaneously entered into an agreement with Pabst (the "Distributorship Agreement") to become the exclusive distributor for Pabst Products within the Territory. Pursuant to the Distributorship Agreement, the Company is required to use its best efforts to market and sell the Pabst Products to each prospective account located within the Territory.

     The Company acts as a primary distributor for Pabst Products within the Territory, subject to policies and procedures determined by Pabst, so that all in-Territory orders for Pabst Products flow directly through the Company. The Company has established good relationships with various independent Class C wholesalers within its territory to aide in its efficient distribution of products throughout its assigned territory, except for Company accounts, each independent wholesaler is responsible for its own invoicing, employees and distribution of Pabst Products within its geographical sector.

     In June 1996, the Company entered into an agreement and plan of merger (the "Merger Agreement") with Vito Santoro, Inc. ("VSI"), a New York wholesale and retail beverage distributor doing business under the tradename Caribe Beverages. During its fiscal years ended December 31, 1995 and 1996, VSI had revenues of approximately $7 million and $12 million, respectively, and net losses of approximately $15,308 and $178,421, respectively. The Company completed the merger with VSI effective January 31, 1997. The financial information contained in this Prospectus for periods prior to January 3, 1996 (the date that Capital obtained the Pabst Distribution Rights) relates solely to VSI. For periods on or after January 3, 1996, the financial information relates to the Company and VSI on a combined basis as if the proposed Merger had been consummated on January 3, 1996.

     All of the outstanding capital stock of VSI was previously owned by Mr. Carmine Stella, who is the Chairman of the Board, President and Chief Executive Officer of the Company. Under the terms of the Merger Agreement, Mr. Stella received 300,000 shares of the Company's 7% Cumulative Convertible Series B Preferred Stock (the "Series B Preferred Stock") in exchange for his interest in VSI. VSI subsequently went out of existence.

     VSI distributed several different brands of beer, soda and other beverages primarily in the New York metropolitan area. Customers of VSI primarily consist of approximately 700 grocery stores and 50 wholesalers, all of which pick up and purchase beverage products at VSI's warehouse on a "cash and carry" basis. VSI does not own or lease any vehicles for the distribution of its beverages and is a non-exclusive wholesaler of all of the beverages that it sells.

     The Company's offices are located at 1111 East Tremont Avenue, Bronx, New York 10460. Its telephone number is (718) 409-2337.

                                  THE OFFERING


Securities Offered by Company...............    800,000 Units, each Unit consisting of one
                                                (1) Share of Common Stock and one-half
                                                ( 1/2) Class A Warrant. Each whole Class A
                                                Warrant entitles the holder thereof to
                                                purchase one (1) share of Common Stock at
                                                any time commencing on the Effective Date
                                                and expiring four years after such Effective
                                                Date at an exercise price of $6.25 per share
                                                of Common Stock. The exercise price of the
                                                Class A Warrants is subject to adjustment
                                                pursuant to anti- dilution rights. The Class
                                                A Warrants are redeemable by the Company
                                                under certain circumstances. See
                                                "Description of Securities -- Class A War-
                                                rants."
Offering Price..............................    $6.25 per Unit
Common Stock Outstanding
  Prior to this Offering....................    1,240,909 shares(1)
  After this Offering.......................    2,040,909 shares(1)
Class A Warrants Outstanding
  Prior to this Offering....................    1,259,000
  After this Offering.......................    1,659,000(2)
Proposed Nasdaq Small-Cap Market Trading
  Symbols:
  Common Stock..............................    CBEV
  Units.....................................    CBEVA
  Class A Warrants..........................    CBEVW


---------------
(1) Unless otherwise indicated, all information in this Prospectus assumes that:
    (i) no Class A Warrants are exercised, (ii) the Representative's Unit Purchase Option is not exercised; (iii) no options under the Company's 1996 Incentive Stock Option Plan are exercised; and (iv) no shares of Series A or Series B Preferred Stock have been converted into shares of Common Stock. See "Capitalization," "Description of Securities" and "Underwriting."


(2) Of such 1,659,000 Class A Warrants, 400,000 are being offered hereby, 675,000 will be offered from time to time by the Selling Securityholders. In addition, an aggregate of 584,000 Class A Warrants are held by Messrs. Carmine Stella, who is the Chairman of the Board, President and Chief Executive Officer of the Company, Eugene Fernandez, who is a Director of the Company, and Anthony Stella, who is the Sales Manager of the Company. Such 584,000 Class A Warrants have not been registered under the Securities Act. Moreover, each holder of such 584,000 Warrants has agreed not to transfer such Warrants or the Common Stock issuable on the exercise thereof prior to two (2) years after the Effective Date without the consent of the Representative. Such restriction does not apply to 50,000 Class A Warrants held by Mr. Carmine Stella, 25,000 Class A Warrants held by Mr. Fernandez and 12,500 Class A Warrants held by Ms. Carol Macchiarulo, who is Secretary and Treasurer of the Company, which were purchased by such three (3) individuals in the Company's Units Financing that took place between January and March 1996 and are being registered in this Offering on behalf of the Selling Securityholders.

ESTIMATED NET PROCEEDS

     Approximately $4,005,000 after deducting discounts and commissions of $500,000, the Representative's non-accountable expense allowance of $150,000, and other Offering expenses of approximately $345,000, including Blue Sky fees and expenses of approximately $30,000, filing fees of approximately $12,000, NASDAQ listing fees of $10,000, printing expenses of approximately $75,000, legal fees of approximately $100,000, accounting fees of approximately $60,000 and other miscellaneous fees and expenses of approximately $58,000.

USE OF PROCEEDS

     To provide working capital for acquisition of inventory and licensing of additional brands, to acquire beverage wholesalers, to implement the Company's marketing plan and for general corporate purposes.

ADDITIONAL SECURITIES OFFERED BY SELLING SECURITYHOLDER

     This Registration Statement also covers the offer and sale by the Selling Securityholders of 1,312,500 shares of Common Stock, including 300,000 outstanding shares of Common Stock held by an officer of the Company; 337,500 shares of Common Stock issuable by the Company to the Selling Securityholders upon their conversion during the period beginning 180 days and ending 360 days after the Effective Date of 337,500 shares of Series A Preferred Stock unless the Representative and the Company agree to the conversion of all of the Series A Preferred Stock prior to such 180th day; and 675,000 shares of Common Stock issuable upon exercise of 675,000 Class A Warrants held by the Selling Securityholders at $6.25 per share.

     Up to 675,000 shares of Common Stock underlying the Class A Warrants held by the Selling Securityholders may be issued and sold by the Company upon the exercise of outstanding Class A Warrants held by persons who acquire such Class A Warrants directly or indirectly from the Selling Securityholders under this Registration Statement. See "Selling Securityholders". The Company will not receive any proceeds from the sale of the securities by the Selling Securityholders. The holders of the Series A Preferred Stock have agreed not to transfer the Series A Preferred Stock or the Common Stock underlying the Series A Preferred Stock for twelve (12) months without the consent of the Company and the Representative. The Selling Securityholders have agreed that they will not offer or sell the Class A Warrants or the Warrant Shares for a period of 120 days after the Effective Date without the consent of the Representative.

RISK FACTORS

     An investment in the Securities involves a high degree of risk and immediate substantial dilution. Prospective investors should review and consider carefully the factors described under "Risk Factors" and "Dilution."

                         SUMMARY FINANCIAL INFORMATION

     The financial information contained in this Prospectus for periods prior to January 3, 1996 (the date that Capital obtained the Pabst Distribution Rights) relates solely to VSI. For periods on or after January 3, 1996, the financial information relates to the Company and VSI on a combined basis as if the Merger had been consummated on January 3, 1996. All information set forth below should be read in conjunction with the financial statements and notes thereto of Capital Beverage Corporation included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                             THREE MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,              MARCH 31,
                                           --------------------------     -------------------------
                                              1995           1996            1996           1997
                                           ----------     -----------     ----------     ----------
STATEMENT OF OPERATIONS DATA
Net Sales................................  $6,926,789     $12,233,607     $2,503,597     $1,880,039
Gross Profit.............................     504,300       1,340,025        293,909        257,928
Income (loss) before income taxes........     (11,948)       (178,421)       127,834       (145,407)
Net Income (loss)........................     (15,308)       (178,421)       115,834       (148,935)
Pro forma Income (loss) before income
  taxes(1)...............................    (311,948)       (406,921)        40,834       (148,935)
Pro forma Net Income (loss)(2)...........  $ (311.948)    $  (406,921)        24,500       (148,935)
                                           ==========     ===========
Pro forma Net Income (loss) per Common
  Share..................................  $     (.27)    $      (.42)    $     (.01)          (.16)
                                           ==========     ===========
Weighted Average Number of Common Shares
  Outstanding............................   1,240,909       1,240,909      1,240,909      1,240,909

                                                                            MARCH 31, 1997
                                                                      ---------------------------
                                                                        ACTUAL     AS ADJUSTED(3)
                                                                      ----------   --------------
BALANCE SHEET DATA
Working Capital.....................................................  $  141,529     $4,146,529
Total Assets........................................................   2,403,815      6,408,815
Long-Term Debt......................................................     675,039        675,039
Stockholders' Equity(4).............................................   1,048,220      5,303,220

---------------
(1) For 1995 Mr. Carmine Stella received no compensation from either VSI or the Company. For 1996, Mr. Stella received $125,000 as compensation pursuant to his employment contract setting forth an annual salary of $300,000 which became effective August 1, 1996. The pro forma results reflect the impact of the entire salary for the periods presented.

(2) For the years ended December 31, 1996 and 1995, VSI operated as an S corporation for federal income tax purposes, and, accordingly, federal income taxes were the obligation of VSI's shareholders. In contemplation of this Offering, VSI's S corporation tax status will be revoked and, accordingly, the Company will be required to pay income taxes on its taxable income.

(3) Adjusted to reflect the receipt by the Company of the net proceeds of the Offering. See "Use of Proceeds" and "Capitalization."

(4) The Company has never paid cash dividends on its Common Stock. See "Dividend Policy."

                                  RISK FACTORS

     The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors, as well as all other information set forth in this Prospectus.

DEPENDENCE ON OFFERING PROCEEDS; RECENT LOSSES

     VSI incurred a $15,000 loss during fiscal 1995 and, together with the Company on a combined basis, incurred a loss of $178,421 for the year ended December 31, 1996 and a loss of $148,935 for the three months ended March 31, 1997. There is no assurance that the Company will operate profitably in the future. Additionally, while management believes that the Company's present working capital position is adequate for its needs based on its current operations, the Company will be significantly dependent on the net proceeds of this Offering in order to enhance its existing working capital and provide it with the additional financing abilities to expand inventories required as a result of the Company's acquisition of the Pabst Distribution Rights. There can be no assurance that without the receipt of the net proceeds of this Offering the Company will be able to increase its working capital to the levels estimated to be necessary by management.

ACQUISITION OF ADDITIONAL BRANDS

     It is estimated that approximately 25% of the net proceeds of this Offering will be utilized to make acquisitions of beverage distributors in desirable locations and/or the acquisition of distribution rights of additional leading brands. The Company intends to seek the acquisition of distributors with the distribution rights to other beverage brands of beer, soda, water, tea, juice and wine coolers. The Company has no intention of acquiring any distributors from related entities and does not have any present plans, proposals, arrangements or understandings regarding any acquisitions. See "Use of Proceeds." Although the Company has been in preliminary discussions with respect to the acquisition of an additional brand, no assurance can be given that such discussions will result in an agreement acceptable to the Company.

POSSIBLE NEED FOR ADDITIONAL FINANCING

     There can be no assurance that the Company will operate profitably if and when such acquisitions are consummated, or that additional equity and/or debt financing will not be required to consummate such acquisitions. Moreover, the Company's ability to generate sufficient cash flow from operations that will be necessary in view of the debt incurred to acquire the Pabst Distribution Rights and the dividend requirements of the Series A and Series B Preferred Stock will be dependent to a large extent upon the success of its new market entry strategy, the proposed licensing of additional product brands, successful implementation of its distribution strategy and its marketing and sales efforts, none of which the Company can give any assurances will occur. See "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", and "Financial Statements and Notes."

DEPENDENCE ON AGREEMENT WITH PABST

     The Company is substantially dependent on its relationship with Pabst for a significant portion of its anticipated future revenues. The Company anticipates that a substantial portion of such future revenues will be derived from such relationship. The Company's Distributorship Agreement with Pabst permits Pabst to terminate such agreement under certain circumstances. The agreement requires the prior written approval of Pabst if there is a change of control of the Company. As a result of this offering the Company is required to obtain Pabst's prior written consent pursuant to the agreement which has not yet been received. See "Business -- Distributorship Agreement with Pabst". If Pabst were to terminate the Distributorship Agreement, such termination would have a materially adverse effect on the Company's financial condition and results of operations. See "Business."

CONCENTRATION OF CREDIT RISK; DEPENDANCE ON LIMITED NUMBER OF CUSTOMERS

     The Company is subject to credit risk through trade receivable and short-term cash investments. During 1996, approximately 37% and 14%, respectively, of consolidated net sales were derived from two customers, respectively.

     Although the Company believes that its credit risk is minimized because of a large customer base, the Company does rely on the payment of the receivables. Thus the Company's credit risk is dependent upon the financial strength of its customers. See "Note 10 to Financial Statements."

GOVERNMENT REGULATION

     Wholesale and retail distribution of alcoholic beverages is regulated by federal and state law. The Company's business is highly regulated by federal, state and local laws and regulations. The Company must comply with extensive laws and regulations regarding such matters as state and regulatory approval and licensing requirements, trade and pricing practices, permitted and required labeling, advertising, promotion and marketing practices, relationships with distributors and related matters. Since the Company intends to distribute such alcoholic beverages in New York State, the Company is required to obtain authorization from the Federal Bureau of Alcohol, Tobacco and Firearms (BATF) and the New York State Liquor Authority (SLA). The Company has received from the BATF and SLA its required licenses. There can be no assurance that the various governmental regulations applicable to the beverage industry will not be changed so as to impose more stringent requirements on the Company. If the Company was to fail to be in compliance with any applicable governmental regulation, such failure could cause the Company's licenses to be revoked and have a material adverse effect on the business of the Company. See "Business."

POSSIBLE INCREASE IN GOVERNMENT TAXATION

     The sale of alcoholic beverages is a business that is highly regulated and taxed at the federal, state and local levels. The Company's beer operations may be subject to increased taxation by federal, state and local governmental agencies as compared with those of non-alcohol related businesses. In addition, if federal or state excise taxes are increased, the Company may have to raise prices to maintain present profit margins. The Company does not believe that a price increase due to increased taxes will reduce unit sales, but the actual effect will depend on the amount of any such increase, general economic conditions and other factors. Higher taxes may reduce overall demand for beer, and thus negatively impact sales of the Company's beer products.

POSSIBILITY OF INCREASED GOVERNMENTAL REGULATION

     The alcohol beverage industry has become the subject of considerable societal and political attention in recent years due to increasing public concern over alcohol-related social problems including driving while intoxicated, underage drinking and health consequences from the abuse of alcohol. As an outgrowth of these concerns, the possibility exists that advertising by beer producers could be restricted, additional cautionary labeling or packaging requirements might be imposed, or that there may be renewed efforts to impose increased excise or other taxes on beer. If beer consumption in general were to come into disfavor among consumers, the Company's business could be materially adversely affected.

SEASONALITY; FLUCTUATION OF QUARTERLY RESULTS OF OPERATIONS;
DEPENDENCE ON SALES IN KEY PEAK DEMAND PERIODS

     The Company's business is subject to substantial seasonal fluctuations. Historically, a significant portion of the Company's net sales and net earnings have been realized during the period from May through September and the month of December, and levels of net sales and net earnings have generally been significantly lower during the period from October through April (other than the month of December). The Company believes that this is the general pattern associated with other beverage distributors with which it competes. Accordingly, the Company's operating results may vary significantly from quarter to quarter. The Company reported an operating loss for the three months ended March 31, 1997. The Company's operating results for any particular quarter are not necessarily indicative of any other results. Additionally, fluctuations caused by variations in quarterly operating results may adversely affect the market price of the Common Stock. If for any reason the Company's sales were to be substantially below seasonal norms during December and/or the months of May through September, the Company's annual revenues and earnings could be materially and adversely affected. See "Financial Statements and Notes", "Managements Discussion and Analysis of Financial Condition and Results of Operations", and "Business".

DEPENDENCE ON GENERAL ECONOMIC CONDITIONS

     The success of the Company depends, to a large extent, on certain economic factors that are beyond its control. Factors such as general economic conditions, levels of unemployment, interest rates, tax rates at all levels of government, competition and other factors beyond the Company's control may have an adverse effect on the Company's ability to sell its products and to collect sums due and owing to it.

HIGHLY COMPETITIVE INDUSTRY

     The Company's business is highly competitive. As of May 31, 1996, the Company competed with approximately ten other companies in the metropolitan New York area that are engaged in businesses that are substantially similar to that engaged in by the Company. Some of the Company's competitors may be better capitalized, better financed, more established and more experienced than the Company and may offer beer, beverage and related products at lower prices or greater concessions than the Company. Should the Company not be able to compete effectively, the Company's results of operations and financial position would be materially and adversely affected. See "Business -- Competition."

DEPENDENCE UPON OUTSIDE ADVISORS

     To supplement the business experience of management, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by management without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. Although the Company has no present intention to do so, it is possible that the Company would hire affiliates as outside advisors. At present, the Company has no such agreements with any of its affiliates.

LIMITED NUMBER OF MANAGEMENT PERSONNEL

     There is currently only three executive officers of the Company. Following this Offering, there can be no assurance that, if the Company grows, that current management will be able to continue to properly manage the Company's affairs. Further, there can be no assurance that the Company will be able to identify additional qualified managers on terms economically feasible to the Company. See "Management."

THE BOARD OF DIRECTORS CONSISTS OF ONE OUTSIDE DIRECTOR

     The Board of Directors consists of three members, two of which are insiders. Accordingly, such individuals will be in a position to control the actions and decisions of the Board of Directors.

POSSIBLE LOSS OF PABST DISTRIBUTION RIGHTS UPON DEFAULT UNDER CONSOLIDATED NOTES

     The Company is required to make monthly payments to Consolidated Beverage Corporation, from which it obtained the Pabst Distribution Rights, of Ten Thousand Dollars ($10,000) until January 2006. Although the Company believes it has and will continue to have sufficient resources to make the monthly payments to Consolidated Beverage Corporation, there can be no assurances that it will be able to do so. Failure to make any of such monthly payments could result in a re-transfer of the Pabst Distribution Rights to Consolidated Beverage Corporation. Any such re-transfer would have a materially adverse effect on the Company's financial condition and results of operations. See "Business."

SELLING SECURITYHOLDERS TO RECEIVE SUBSTANTIAL BENEFITS FROM OFFERING

     The Selling Securityholders will receive substantial benefits in connection with this offering. These benefits include the inclusion of their securities in the Registrations Statement of which this Prospectus forms a part. The Company will not receive any of the proceeds upon the sale of the Selling
Securityholders securities and the Company will bear all the costs of the offering.

POSSIBLE ADVERSE EFFECT OF REDEMPTION OF CLASS A WARRANTS

     The Class A Warrants are subject to redemption by the Company one (1) year after the Effective Date, upon forty-five (45) days' written notice, at a price of $.001 per Warrant, at any time during the exercise period of the Warrants provided that the final bid price for shares of the Company's Common Stock has been at least 160% of the then exercise price of the Class A Warrants for the twenty (20) trading days preceding the date notice of redemption is given and the holders of the Class A Warrants shall have had exercise rights until the close of business on the date fixed for redemption. Redemption of the Class A Warrants by the Company could force the holder to exercise the Class A Warrants and pay the exercise price at a time when it may be disadvantageous for the holder to do so or to sell such Warrants at their then current market price when the holder might otherwise wish to hold such Warrants for possible appreciation. Alternatively, the holders may accept the redemption price when it is likely to be substantially less than the market value of the Class A Warrants at the time of redemption. Any holder who does not exercise Class A Warrants prior to their expiration or redemption, as the case may be, will forfeit the right to purchase shares of Common Stock of the Company underlying such Warrants. See "Description of Securities Class A Warrants."

DIVIDENDS ON COMMON STOCK NOT LIKELY; REQUIREMENT TO PAY DIVIDENDS ON PREFERRED STOCK

     It is anticipated that earnings, if any, which might be generated from operations of the Company and be available to holders of Common Stock, will be used to finance the growth of the Company and that cash dividends will not be paid on the Common Stock. See "Dividends". In addition, the Company is obligated to pay cumulative dividends on its outstanding Series A and Series B Preferred Stock. Under Delaware law, cash dividends are payable out of a corporation's surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. See "Description of Securities". There can be no assurance that the Company will ever operate at levels of profitability and generate sufficient positive cash flow to meet the dividend requirements of its Series A and Series B Preferred Stock. See "Dividend Policy" and "Description of Securities."

DEPENDENCE ON KEY PERSONNEL

     The Company is relying on a relatively small number of key individuals to implement the Company's operations, and, in particular, the services of Mr. Carmine Stella, its Chairman of the Board, President and Chief Executive Officer. The Company has entered into an employment agreement with Mr. Stella. Additionally, upon the completion of this Offering, the Company intends to apply for key personnel life insurance. To the extent that the services of Mr. Stella or other key personnel become unavailable, there can be no assurances that the Company will be able to attract or retain personnel who would be able to adequately perform the functions previously performed by the personnel whose services have been lost. See "Management."

ARBITRARY DETERMINATION OF OFFERING PRICE

     The Offering Price of the Units, as well as the exercise price of the Class A Warrants being offered hereby, bear no relation to book value, assets, earnings or any other objective criteria of value. They have been arbitrarily determined by the Company in discussion with the Representative. There can be no assurance that, even if a public trading market develops for the Common Stock and the Class A Warrants offered in this Offering, such securities will attain market values commensurate with the offering price of the Units. See "Dilution".

DISCRETIONARY USE OF PROCEEDS

     The Company presently intends to use the net proceeds of this Offering for acquisition of inventory; licensing of additional beer brands; acquisition of other independent wholesalers, implementation of the Company's marketing plan; and working capital. However, 100% of the net proceeds of this Offering may, in the discretion of the Company, be used to finance other opportunities consistent with the Company's plan of operation based on facts and circumstances which may develop subsequent to the completion of this Offering. See "Business" and "Use of Proceeds."

UNCERTAINTY OF UNSPECIFIED ACQUISITIONS

     Following the closing of this offering, the Company intends to consider and possibly engage in acquisitions to acquire complementary Beverage Wholesalers and Brands. The Company has not entered into any negotiations to acquire any such assets. The Company can make no assurances that it will be able to make such acquisitions and no assurances can be made that the acquisitions will be successful. Approximately 39% of the proceeds of this offering have been allocated for such unspecified acquisitions. See "Use of Proceeds" and "Business."

CONTROL BY EXISTING DIRECTORS AND OFFICERS

     Following completion of this Offering, the existing members of the Board of Directors and management of the Company will own 61% of the Common Stock and 100% of Series B Preferred Stock outstanding. Accordingly, management will have a significant voting influence in connection with the election of the directors of the Company and control of the Company's business and affairs. See "Management," "Principal Shareholders" and "Description of Securities."

RELATED PARTY TRANSACTIONS

     In June 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with VSI pursuant to which VSI would be merged with and into the Company. All of the outstanding stock of VSI is owned by Mr. Carmine Stella, who is the Chairman of the Board, President, and Chief Executive Officer of the Company. On the effective date of the Merger ("Merger Date") each share of common stock of VSI outstanding was canceled and converted into the right to receive 3,000 fully paid and non-assessable shares of the Company's Series B Preferred Stock. In addition, Mr. Stella also holds a partnership interest in the entity from whom the Company leases property.

IMMEDIATE AND SUBSTANTIAL DILUTION

     Investors in this offering will incur immediate, substantial dilution of $4.02 or 68.0% in the pro forma net tangible book value per share from the price for which they acquired the Units being offered in this Offering. See "Dilution."

LIMITATIONS ON DIRECTOR LIABILITY

     The Company's Articles of Incorporation provide, that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages relating to such director's position with the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors of the Company pursuant to the foregoing, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "Description of Securities -- Certain By-law and Charter Provisions."

ABSENCE OF PRIOR PUBLIC MARKET; VOLATILITY OF MARKET IN GENERAL

     Prior to this Offering, there has been no public trading market for the Company's Securities. Although the Company intends to seek quotation of the Shares and Class A Warrants on the NASDAQ Small Cap Market, there can be no assurance that the Company will be successful in its efforts, and even if the Company is successful, there can be no assurance that a regular trading market for the Shares and Class A Warrants will develop after this Offering or that, if developed, such a market will be sustained. Following this Offering, the market price of the Company's Common Stock and Class A Warrants may be volatile depending on various factors, including the general economy, stock market conditions, announcements by the Company or its competitors, fluctuations in the Company's operating results or for undeterminable reasons. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market price for many companies, often unrelated to the operating performance of such companies and may adversely affect the market prices of the Shares and Class A Warrants. See "Underwriting", "Description of Securities", and "Financial Statements."

REPRESENTATIVE'S UNIT PURCHASE OPTION; ADDITIONAL OPTIONS AND WARRANTS; PREFERRED STOCK

     The Company has agreed to issue to the Representative a Unit Purchase Option to purchase up to 80,000 Units, consisting of 80,000 shares of Common Stock and Class A Warrants to purchase up to an additional 40,000 shares of Common Stock, at $7.50 per Unit (120% of the offering price of the Units offered hereby). Moreover, In addition to the 400,000 shares of Common Stock reserved for issuance upon the exercise of the Class A Warrants offered hereby and the 40,000 shares of Common Stock so reserved upon exercise of the Class A Warrants included in the Representative's Unit Purchase Option, the Company has reserved a total of 1,259,000 shares of Common Stock for issuance upon the exercise of other Class A Warrants, including (i) 675,000 Class A Warrants issued to investors in the Company's 1996 Units Financing, and (ii) 584,000 Class A Warrants issued to certain members of management of the Company in December 1995. None of the outstanding Class A Warrants have been exercised. The Class A Warrants issued or issuable in connection with the Company's 1996 Units Financing and Convertible Bridge Notes are being registered for resale to the public in this Offering. In addition, the Company has agreed with the Representative, under certain circumstances, to register the shares of Common Stock and Class A Warrants (and the shares of Common Stock underlying such Class A Warrants) included in the Representative's Unit Purchase Option for distribution to the public. Exercise of these registration rights could involve a substantial expense to the Company and could prove a hindrance to future financing. See "Underwriting." The Company has also reserved 350,000 shares of its Common Stock for issuance upon exercise of stock options which may be granted pursuant to the Company's 1996 Incentive Stock Option Plan and 637,500 of such shares for issuance upon conversion of its Series A and Series B Preferred Stock. Exercise of the Unit Purchase Option, the Class A Warrants, and options that may be granted under the 1996 Incentive Stock Option Plan and/or conversion of the Series A and/or Series B Preferred Stock, will reduce the percentage of Common Stock held by the public stockholders purchasing Units in this Offering. Further, the terms on which the Company could obtain additional capital during the life of such Securities may be adversely affected, and it should be expected that the holders of such convertible securities would exercise them at a time when the Company would be able to obtain equity capital on terms more favorable than those provided for by such convertible securities. See "Dilution" and "Underwriting".

REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION WITH EXERCISE OF THE CLASS A WARRANTS

     On the Effective Date, the Class A Warrants offered hereby shall be immediately detachable from the Units and separately tradable from the Shares. Although the Securities offered hereby will not be sold to purchasers in jurisdictions in which such Securities are not registered or otherwise qualified for sale, purchasers who buy Class A Warrants in the aftermarket may reside or may move to jurisdictions in which the shares issuable upon exercise of the Class A Warrants are not so registered or qualified. In this event, the Company would be unable to issue shares of Common Stock to the holder desiring to exercise a Class A Warrant unless the shares could be registered or otherwise qualified for sale in the jurisdiction in which such purchaser resides, or an exemption from such registration or qualification exists in such jurisdiction. No assurance can be given that the Company will be able to effect any required registration or qualification. See "Description of Securities."

NECESSITY TO MAINTAIN CURRENT PROSPECTUS

     After the Effective Date, the shares of Common Stock issuable upon exercise of the Class A Warrants included in this Registration Statement will be registered under the Securities Act. The Company will be required, from time to time, to file post-effective amendments to such Registration Statement in order to maintain a current prospectus with respect to such shares. The Company has undertaken to file post-effective amendments and to use its best efforts to cause such post-effective amendments to become effective. If for any reason a post-effective amendment to the Registration Statement does not become effective or is not maintained with respect to the shares underlying the Class A Warrants registered pursuant to this Registration Statement, the respective holders of such Warrants will be prevented from exercising these warrants.

REPRESENTATIVE'S POSSIBLE ABILITY TO DOMINATE OR INFLUENCE THE MARKET FOR THE SECURITIES

     A significant amount of the Securities offered hereby may be sold to customers of the Representative. This may adversely affect the market for and liquidity of the Securities if additional broker/dealers do not make a market in the Securities. Although it has no legal obligation to do so, the Representative may from time to time act as a market maker and otherwise effect transactions in the Securities. The Company cannot ensure that other broker/dealers besides the Representative will make a market in the Securities. In the event that other broker/dealers fail to make a market in the Securities, the possibility exists that the market for, and liquidity of, the Company's Securities could be adversely affected, which in turn could affect stockholders' ability to trade the Securities.

     Additionally, commencing twelve (12) months after the Effective Date, the Representative may participate in the solicitation of the exercise of the Class A Warrants. In connection with the solicitation of Warrant exercises, unless the Representative is granted an exemption by the Commission from Regulation M under the Exchange Act, the Representative and any other soliciting broker-dealer will be prohibited from engaging in any market making activities with respect to the Company's securities for the period commencing either two (2) or nine (9) business days (depending on the market price of the Common Stock) prior to any solicitation activity until the later of (i) the termination of such solicitation activity, or (ii) the termination (by waiver or otherwise) of any right that the Representative or any other soliciting broker-dealer may have to receive a fee for the exercise of Class A Warrants following such solicitation. As a result, the Representative or any other soliciting broker-dealer may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods while the Class A Warrants are exercisable. Such restrictions may adversely affect the price and liquidity of the shares of Common Stock and Class A Warrants.

     If the Representative should exercise its registration rights to effect the distribution of Securities underlying the Unit Purchase Option, the Representative, prior to and during such distribution, will be unable to make a market in the Company's securities. If the Representative ceases to make a market in the Common Stock or Class A Warrants, the market and market prices for the Common Stock or Class A Warrants may be materially adversely affected, and holders thereof may be unable to sell or otherwise dispose of the Common Stock or Class A Warrants.

POSSIBLE RESALES UNDER RULE 144; SHARES ELIGIBLE FOR IMMEDIATE SALE ON BEHALF OF SELLING SECURITYHOLDERS

     Upon consummation of this Offering, an aggregate of 940,909 outstanding shares of Common Stock, 584,000 outstanding Class A Warrants (and the 584,000 shares of Common Stock for which such Class A Warrants may be exercised), and 300,000 outstanding shares of Series B Preferred Stock (and the 300,000 shares of Common Stock into which it may be converted) will not have been registered under the Securities Act. In addition, the 337,500 shares of Series A Preferred Stock that were issued in the Company's 1996 Units Financing will also not have been registered under the Securities Act, although the 337,500 shares of Common Stock into which such Series A Preferred stock are convertible are being registered hereby (such unregistered shares of Common Stock and Preferred Stock and Class A Warrants being collectively referred to herein as the "Restricted Securities"). The Restricted Securities may, however, under certain circumstances, be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. The holders of all of the shares of the Common Stock of the Company currently outstanding have agreed not to publicly offer, sell or otherwise dispose of directly or indirectly, any of their shares of Common Stock for a period of 24 months following the consummation of this Offering without the prior written consent of the Representative. Any substantial sale of Common Stock pursuant to Rule 144 may have an adverse effect on the market price of the Securities. See "Shares Eligible for Future Sale", "Underwriting", and "Selling Securityholders."

     Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop, and therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share.

EFFECTS OF DELISTING FROM NASDAQ SMALLCAP MARKET

     The Company has applied for quotation of the Common Stock and Class A Warrants on the NASDAQ SmallCap Market, although there can be no assurance that such application for quotation will be approved, or, if approved, that the Company will be able to maintain the qualification standards for listing of the Common Stock on the NASDAQ SmallCap Market. Continued inclusion on the NASDAQ SmallCap Market will require the Company to have at least two active market makers in the Common Stock, total assets of $4 million, capital and surplus of $2 million, a minimum bid price for the Common Stock of $3.00 per share, 300 Shareholders of its Common Stock, and at least 100,000 shares of its Common Stock held by non-affiliates having a market value of $1,000,000 or more. If the Company fails to maintain the listing criteria, the Common Stock will be subject to delisting. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market on the National Association of Securities Dealers' "Electronic Bulletin Board." Consequently, the liquidity of the Company's Common Stock would likely be impaired, not only in the number of shares, which could be bought and sold, but also through delays in the timing of the transactions, and reduction in security analysts' and the news media's coverage, if any, of the Company. As a result, prices for the Company's shares of Common Stock may be lower than might otherwise prevail.

APPLICABILITY OF "PENNY STOCK RULES"

     Federal regulations under the Exchange Act regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or NASDAQ, priced at less than $5.00 per share, and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on NASDAQ that are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act. Therefore, if, during the time in which the Common Stock is quoted on the NASDAQ SmallCap Market, the Common Stock is priced below $5.00 per share, trading of the Common Stock will be subject to the provisions of Section 15(b(6) of the Exchange Act, which makes it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the Commission if, in the exercise of reasonable care, the broker-dealer is aware of, or should have been aware of, the participation of a previously sanctioned person. In such event, it may be more difficult for broker-dealers to sell the Common Stock, and purchasers of the shares of Common Stock offered hereby may have difficulty in selling their shares in the future in the secondary trading market.

     In the event that the Company's Common Stock is delisted from the NASDAQ SmallCap Market and the Company fails other relevant criteria, trading, if any, of the Common Stock would be subject to the full range of the Penny Stock Rules. Under these rules, broker-dealers must take certain steps prior to selling a "penny stock," which steps include: (i) obtaining financial and investment information from the investor: (ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor; and (iii) providing the investor a written identification of the shares being offered and in what quantity. If the Penny Stock Rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. Accordingly, delisting from the NASDAQ SmallCap Market and the application of the comprehensive Penny Stock Rules may make it more difficult for broker-dealers to sell the Company's Common Stock, and purchasers of the shares of Common Stock in the Offering may have difficulty in selling their shares in the future in the secondary trading market.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 800,000 Units offered hereby are estimated to be $4,005,000 after deducting estimated underwriting discounts, commissions and other offering expenses at an anticipated public offering price of $6.25 per Unit. The Company intends to use such net proceeds as follows:

                                                                   APPROXIMATE
                      APPLICATION OF PROCEEDS                     DOLLAR AMOUNT     PERCENTAGE
    ------------------------------------------------------------  -------------     ----------
    Acquisition of Inventory(1).................................   $   900,000          22.5
    Acquisition of Beverage Wholesalers(2)......................       600,000          15.0
    Acquisitions of Additional Brands(3)........................     1,000,000          24.9
    Implementation of Sales and Marketing Plan(4)...............       150,000           3.8
    Repayment of Convertible Bridge Notes.......................       287,500           7.2
    Working Capital(5)..........................................     1,067,500          26.6
                                                                    ----------         -----
              TOTAL.............................................   $ 4,005,000         100.0
                                                                    ==========         =====

---------------
(1) Of the $900,000 to be used for acquisition of inventory, approximately $600,000 will be used to acquire additional inventory of Pabst Products. Currently, the Company's inventory of such products averages approximately seven (7) days' supply. Management believes that normal inventory levels should average thirty (30) days' supply. The additional inventory will permit the Company to adequately meet anticipated customer demand for Pabst Products. The remaining $300,000 will be used to increase inventories of other brands that the Company currently distributes.

(2) Management of the Company intends to complete the acquisition of two (2) to four (4) distributors that have previously acquired exclusive rights to distribute alcoholic products other than Pabst Products. The Company intends to seek the acquisition of distributors with the distribution rights to other beverage brands of beer, soda, water, tea, juice and wine coolers. The Company has no intention of acquiring any distributors from related entities and does not have any present plans, proposals, arrangements or understandings regarding any acquisitions. See "Use of Proceeds." The amount allocated to the acquisition of such distributors would be utilized, together with other debt or equity securities of the Company, to complete such acquisitions. Management is not currently negotiating for the acquisition of any such distributors and has no plans, proposals, arrangements or understandings with respect to such acquisitions. The Company does not intend to acquire any wholesaler from affiliates of the Company. Moreover, there can be no assurances that the Company will complete any such acquisitions.

(3) Management of the Company plans to utilize approximately $1,000,000 of the proceeds of this Offering to acquire exclusive rights to distribute between two (2) and four (4) additional brands of alcoholic and/or non-alcoholic products in the areas in which it currently distributes Pabst Products. Depending on the brand(s) for which it acquires such distribution rights, the Company may be required to pay acquisition fees to the prior holder of such distribution rights, which it would partially finance out of the proceeds of this Offering. Negotiations are in a preliminary stage, and no agreement or letter of intent has been executed by the parties. There can be no assurances that the Company will be successful in its efforts to successfully complete an agreement with such distributor or, even if it is successful, that it will be able to obtain the consent of the brewery that produces such products, to such distribution arrangement.

(4) Such amount will be used primarily as compensation for additional sales people and to purchase point-of-sale promotional items, such as neon signs, "shelf-talkers," banners, and other similar promotional items.

(5) Working capital includes funds for inventory, support of accounts receivable and the hiring of additional personnel, and the funding of interim quarterly operating losses.

     The foregoing represents the Company's estimate of the allocation of the net proceeds of this Offering, based on the current status of its product line, its sales expectations, anticipated operating expenses, inventory requirements and current marketing plans. If the Company experiences unforeseen delays or cost increases or encounters marketing problems, the Company may modify the intended utilization of proceeds as necessary to allow it to conserve capital by slowing the speed of inventory build-up and delaying other expenditures while attempting to resolve such problems.

     The Company anticipates that the proceeds of this Offering, together with revenues from operations, will satisfy its cash requirements for at least the next twenty-four (24) months. This estimate is based principally upon the Company's assumptions of (i) continuing demand for its products, and (ii) its ability to meet the supply requirements for customer demand and inventory buildup. No assurance can be given that future unforeseen events or contingencies will not affect the validity of these assumptions. Any significant favorable or unfavorable deviation in the Company's sales performance could significantly affect the timing and amount of additional financing required. There is no assurance that financing of any kind will be available to the Company if required, and if available, that it will be on terms acceptable to the Company.

     Any additional net proceeds received upon the exercise of the Class A Warrants or any options that may be granted under the Company's 1996 Incentive Stock Option Plan will be used for working capital. Pending the use of the proceeds of this Offering, the funds will be deposited in interest or non-interest bearing accounts, or invested in commercial paper, certificates of deposit, governmental securities or similar instruments.

                                DIVIDEND POLICY

     The Company has not previously paid any dividends since its inception and, except for cash dividends, if any, to be paid on its outstanding Series A Preferred Stock and the Series B Preferred Stock to be issued upon completion of the Merger, currently intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. Except for dividends to be paid on the Company's Series A and Series B Preferred Stock, which dividends may be paid in either cash or shares of the Company's Common Stock, there can be no assurance that dividends will ever be paid by the Company. Investors who anticipate the need for dividends from their investment should take into consideration this factor, among others, in deciding whether they should purchase Units and if, they purchase Units, whether they should exercise their Class A Warrants to purchase shares of the Company's Common Stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company. The as adjusted amounts give effect to the sale of the 800,000 Units offered by the Company hereby, the application of the estimated net proceeds therefrom and the conversion of the bridge notes outstanding at March 31, 1997. The table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus. See "Use of Proceeds."

                                                                        MARCH 31, 1997
                                                                  --------------------------
                                                                                     AS
                                                                    ACTUAL       ADJUSTED(1)
                                                                  ----------     -----------
    Bridge Notes................................................  $  250,000     $        --
    Long-term debt, net of current portion......................     675,039         675,039
                                                                  ----------      ----------
    Stockholders' equity:
      Preferred Stock, par value $.01 per share; 1,000,000
         shares authorized; 337,500 Series A shares issued and
         outstanding;...........................................   1,215,000       1,215,000
         300,000 Series B shares issued and outstanding,........       3,000           3,000
      Common Stock, par value $.001 per share 20,000,000 shares
         authorized; 1,240,909 shares issued and outstanding
         prior to Offering 2,040,909 shares issued and
         outstanding after Offering(2)..........................       1,241           2,041
    Additional paid-in capital..................................     348,333       4,602,533
    Retained earnings (deficit).................................    (519,354)       (519,354)
                                                                  ----------      ----------
    Total stockholders' equity..................................   1,048,220       5,303,220
                                                                  ----------      ----------
    Total capitalization........................................  $1,973,259     $ 5,978,259
                                                                  ==========      ==========

---------------
(1) As adjusted for the issuance of 800,000 shares of the Company included as part of the Units in this Offering.

(2) Excludes: (i) 337,500 shares of Common Stock reserved for issuance upon conversion of shares of Series A Preferred Stock; (ii) 300,000 shares of Common Stock that may be issued upon conversion of shares of Series B Preferred Stock; (iii) 400,000 shares of Common Stock reserved for issuance upon exercise of the Class A Warrants being offered hereby; (iv) 675,000 shares of Common Stock reserved for issuance upon exercise of the Class A Warrants that were issued in the Company's 1996 Units Financing; (v) 584,000 shares of Common Stock reserved for issuance upon exercise of the Class A Warrants issued to certain members of management of the Company in December 1995; (vi) 120,000 shares of Common Stock reserved for issuance upon exercise of the Representative's Unit Purchase Option and the Class A Warrants included therein; and (vii) 350,000 shares of Common Stock that may be issued under the Company's 1996 Incentive Stock Option Plan.

                                    DILUTION

     As of March 31, 1997, the Company had a deficiency in its net tangible book value (total tangible assets, which is net of the amortized cost of the Pabst license of $1,400,000 at March 31, 1997, less total liabilities) of $(482,563), or approximately $(.39) per share of Common Stock. After giving effect to the sale of 800,000 Units offered hereby and the receipt of the net proceeds therefrom (after deduction of underwriting discounts, the Representative's non-accountable expense allowance, and the expenses of this Offering) the pro forma net tangible book value of the Company will be approximately $3,903,220, or $1.91 per share of Common Stock. This represents an immediate dilution of $4.09 or 68% for each share of Common Stock purchased by public investors and an immediate increase of $2.30 per share to existing shareholders. The following table, which illustrates this dilution, assumes that there has been no conversion of Series A Preferred Stock or exercise of the Class A Warrants issued in this Offering or any additional outstanding Class A Warrants, the Representative's Unit Purchase Option or options that may be granted under the Company's 1996 Incentive Stock Option Plan:

    Public offering price per share..............................................  $6.00
    Net deficiency intangible book value per share at December 31, 1996..........   (.39)
      Increase in net tangible book value per share of Common Stock attributable
         to public investors.....................................................   2.30
                                                                                   -----
    Pro forma net tangible book value per share after Offering...................   1.91
                                                                                   -----
    Dilution per share to public investors.......................................  $4.09
                                                                                   =====

     The following table summarizes as of March 31, 1997 the differences between existing stockholders and public investors with respect to the number and percentage of shares of Common Stock purchased from the Company, the total consideration and percentage of total consideration paid to the Company, and the average consideration per share paid (at an assumed initial public offering price of $6.00 per share):

                                                                                           AVERAGE
                                       SHARES PURCHASED         TOTAL CONSIDERATION         PRICE
                                     ---------------------     ----------------------     ---------
                                       NUMBER      PERCENT       AMOUNT       PERCENT     PER SHARE
                                     ----------    -------     ----------     -------     ---------
    Existing stockholders..........   1,240,909      60.8      $  352,574        6.8        $0.28
    Public Investors...............     800,000      39.2       4,800,000       93.2         6.00
                                      ---------     -----      ----------      -----
    Total..........................   2,040,909     100.0      $5,152,574      100.0         2.52
                                      =========     =====      ==========      =====

                            SELECTED FINANCIAL DATA

     The following selected financial data at December 31, 1996, for the two years then ended and as at March 31, 1997 and for the three months ended March 31, 1997 and 1996 have been derived from the financial statements of the Company and VSI, that are included elsewhere in this Prospectus and that have been audited by Feldman Radin & Co., P.C. (except that the financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 are unaudited) whose reports with respect thereto are also included elsewhere in this Prospectus. The financial information contained in this Prospectus for periods prior to January 3, 1996 (the date that Capital obtained the Pabst Distribution Rights) relates solely to VSI. For periods on or after January 3, 1996, the financial information relates to the Company and VSI on a combined basis as if the Merger had been consummated on January 3, 1996. This information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations". The results of operations for the three months ended March 31, 1997 and 1996 are unaudited. In management's opinion, such interim financial statements contain all adjustments necessary for a fair presentation of financial position and results of operations. The results of operations for the three months ended March 31, 1997 may not be indicative of the results of operations for the entire year ending December 31, 1997.

                                                                          THREE MONTHS ENDED
                                          YEARS ENDED DECEMBER 31,            MARCH 31,
                                          -------------------------    ------------------------
                                             1995          1996           1996          1997
                                          ----------    -----------    ----------    ----------
    STATEMENT OF OPERATIONS DATA:
    Revenues............................  $6,926,789    $12,233,607    $2,503,597    $1,880,039
    Gross Profit........................     504,300      1,340,025       293,909       257,928
    Net Income (Loss)...................     (15,308)      (178,421)      115,834      (148,935)
    Pro Forma Net Income (Loss)(1)(2)...  $ (311,948)   $  (406,921)   $   24,500    $ (148,935)
                                          ==========    ===========
    Pro Forma Net Income (Loss) Per
      Common Share......................  $     (.27)   $      (.42)   $     (.01)   $     (.16)
                                          ==========    ===========

                                          MARCH 31,
                                             1997
                                          ----------
    BALANCE SHEET DATA:
    Working Capital.....................  $  141,529
    Total Assets........................   2,403,825
    Long Term Debt......................     675,039
    Stockholders' Equity(3).............   1,048,220

---------------
(1) For the years presented Mr. Carmine Stella received no compensation from either VSI or the Company. For the year ended December 31, 1996, Mr. Stella received a salary of $125,000 pursuant to his employment contract consummated on August 1, 1996 setting forth an annual salary of $300,000. The Pro Forma results reflect the impact of this salary.

(2) For the years ended December 31, 1996 and 1995, VSI operated as an S corporation for federal income tax purposes and, accordingly, federal income taxes were the obligation of VSI's shareholders. In contemplation of this Offering, VSI's S corporation tax status will be revoked and, accordingly, the Company will be required to pay income taxes on its taxable income.

(3) The Company has never paid cash dividends on its Common Stock. See "Dividend Policy."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the information contained in the Financial Statements and the Notes thereto appearing elsewhere in this Prospectus. The financial information contained in this Prospectus for periods prior to January 3, 1996 (the date that Capital obtained the Pabst Distribution Rights) relates solely to VSI. For periods on or after January 3, 1996, the financial information relates to the Company and VSI on a combined basis as if the merger had been consummated on January 3, 1996.

RESULTS OF OPERATIONS

  Three months ended March 31, 1997 as compared to three months ended 1996:

     Net sales for the three months ended March 31, 1997 were $1,880,039, reflecting a decrease of approximately $623,558, or approximately 25%, from the $2,503,597 of net sales for the three months ended March 31, 1996.

     Net sales were negatively impacted for this three month period due to the following reasons:

     -- In the first quarter of 1997, total case sales for the Pabst brands were up from 81,194 cases for the three month period ended March 31, 1996 to 84,048 cases in the first quarter of 1997 or an increase of 2,854 cases. Although this was a 3.5% increase in case sales, the change in product mix has caused a substantial decrease in dollar volume. Additionally, increased competition in the Company's Pabst Product Line resulted in the Company having to adjust prices downward on certain products which resulted in lower sales and lower gross margins on those products.

     -- Anheuser-Busch continued to negatively impact the Company's sales of other products by continuing to discount to retail stores within the Company's sales territory and not to independent wholesalers such as the Company.

     Cost of sales was $1,622,111, or 87% of net sales, for the three months ended March 31, 1997, as compared to $2,209,688 or 89% of net sales, for three months ended 1996. The decrease, in dollar volume, of $587,577 in cost of sales reflects the significantly lower net sales for this three month period of 1997 as compared to three months ended March 31, 1996.

     The Company's gross margin was $257,928 or 14% of net sales for the three months ended March 31, 1997 as compared to $293,909, or 12% of net sales, for the first quarter of 1996. The decrease, in dollar terms, is a result of decreased sales in 1997 as compared to the three months ended March 31, 1996. In addition, specifically as a result of the acquisition of the license to distribute Pabst products, gross margin as a percentage of net sales increased for the three months ended March 31, 1997, as compared to three months ended March 31, 1996. The Company's gross margins on sales of Pabst products are higher than on sales of other products.

     Selling and delivery expenses were $44,147 in the three months ended March 31, 1997, as compared to $5,611 for three months ended March 31, 1996 reflecting additional marketing efforts and incentives offered in the 1997 three month period.

     General and administrative expenses were $333,621 for the three months ended March 31, 1997, as compared to $152,627 for three months ended March 31, 1996. This represents an increase of $180,994, or 119% from March 1997 to March 1996. General and administrative expenses fluctuated upward for three months ended 1996 to 1997 as a result of increases in salaries (including officers salaries), office expenses, utilities and repairs and maintenance expenses, necessary to support our ground level preparation for additional sales volume.

     Interest expense was $25,567 for the three months ended March 31, 1997, as compared to $7,837 for the three months ended March 31, 1996. This represents an increase of $17,730. The increase in interest expense is a result of higher borrowing during 1997.

RESULTS OF OPERATIONS

  Year ended December 31, 1996 ("fiscal 1996") as compared to year 1995 ("Fiscal 1995"):

     Net sales for the year ended December 31, 1996 were $12,233,607, reflecting an increase of approximately $5,306,818, or approximately 77%, from the $6,926,789 of net sales for the year ended December 31, 1995. Net sales for 1996 were favorably impacted by the Company's acquisition, in January 1996 of its license to distribute certain products (the "Pabst Products") of the Pabst Brewery Company in the five boroughs of New York City and certain other surrounding counties. Net sales for the fiscal 1995 continued the trend from fiscal 1994, wherein management had determined to scale back its distribution of certain products as a result of lower gross margins in those products. The determination to scale back distribution resulted from the decision of Anheuser Busch to discontinue the sales discount that it has historically afforded to the Company's tier of distributors. Without this favorable discount the Company determined that it would not favorably compete with their primary distributors. Net sales of Pabst products were approximately $6,700,000 during the fiscal 1996.

     Cost of sales was $10,893,587, or 89% of net sales, for fiscal 1996, as compared to $6,422,489, or 93% of net sales, for fiscal 1995. The increase, in dollar terms, of $4,471,093 in cost of sales from 1995 to fiscal 1996 reflects the significantly higher net sales in fiscal 1996 as compared to fiscal 1995.

     The Company's gross margin was $1,340,025 or 11% of net sales, in 1996 as compared to $504,300, or 7.3% of net sales, in fiscal 1995. The increase, in dollar terms, is a result of increased sales in 1996 as compared to fiscal 1995. In addition, specifically as a result of the acquisition of the license to distribute Pabst Products, gross margin as a percentage of net sales increased in fiscal 1996, as compared to fiscal 1995. The Company's gross margins on sales of Pabst Products are significantly higher than on sales of other products, and management expects the improving trend in both net sales and gross margin to continue, although there can be no assurances that this will occur, as a result of increased competition and other factors described in the risk factors section of this Prospectus.

     Selling and delivery expenses were $141,834 in fiscal 1996, as compared to 56,083 for fiscal 1995 reflecting additional marketing efforts and incentives offered in fiscal 1996.

     General and administrative expenses were $1,212,293 for fiscal 1996, as compared to $445,689 for fiscal 1995. This represents an increase of $766,604, or 172%, from fiscal 1995 to fiscal 1996. Amortization of intangible assets was $160,000 in the 1996 Interim Period, as compared to none in fiscal 1995, as a result of the license acquired in January 1996. The cost of license agreement is being amortized over ten (10) years. Other general and administrative expenses fluctuated upward from fiscal 1995 to fiscal 1996 as a result of increases in salaries (including officers salaries) office expense, utilities and repairs, maintenance expenses, necessary to support the high level of sales in fiscal 1996 as compared to fiscal 1995.

     Interest expense was $164,319 for 1996, as compared to $14,476 for 1995. This represents an increase of $149,843. The increase in interest expense is a result of higher borrowings during 1996 as a result of the debt incurred (approximately $800,000) to acquire the license to distribute Pabst Products, as well as the amortization of deferred loan costs associated with the 1996 Bridge Notes.

LIQUIDITY AND CAPITAL RESOURCES

     VSI has historically financed its operations and capital expenditures primarily through cash flow from operations, bank borrowing and other short-term credit facilities. Thus, for fiscal 1995 VSI's operating activities generated positive cash flow of $88,781. As capital expenditures were not required in either of these two years, cash generated by operating activities was utilized to repay indebtedness, distributions to stockholders and retention for working capital.

     However, in fiscal 1996 the Company utilized approximately $246,000 in operating activities, as the Company extended credit terms to certain customers, thereby increasing accounts receivable by ($496,479). Management believes that this increase was necessary in view of the change in the business dynamics as a result of the acquisition of the right to become the exclusive distributor of Pabst Products in the Territory.

     During fiscal 1996, the Company paid $906,491 towards the acquisition of the acquisition of the right to become the exclusive in-Territory distributor of Pabst Products and signed a promissory note for the balance of the purchase price payable over 10 years, together with interest at 9% per annum.

     In order to finance the acquisition of the right to become the exclusive distributor of Pabst Products referred to herein, as well as to provide cash flow during the operating cash flow deficit during fiscal 1996, the Company sold $1,350,000 of Units consisting of its 7% Cumulative Convertible Series A Preferred Stock and Class A Warrants, resulting in net proceeds of $1,215,000, sold $250,000 of its Convertible Bridge Notes, and borrowed $185,000 from an officer (and significant stockholder). The note from the officer was repaid prior to the end of fiscal 1996.

     During the three months ended March 31, 1997, cash used in operating was approximately $78,000; accounts receivable declined by approximately $143,000; and accounts payable declined by approximately $94,000.

     The Company expected that capital expenditures necessary to the implementation of its marketing strategies in the next year will not be significant because the Company's existing capital assets are sufficient with respect to its current expansion plans.

     Except for historical facts contained herein, the foregoing paragraphs contain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Prospective investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, prospective investors should specifically consider the various factors set forth under the caption risk factors in this Prospectus.

                                    BUSINESS

     Capital Beverage Corporation was incorporated under the laws of the State of Delaware on December 5, 1995. In January 1996, the Company acquired from Consolidated Beverage Corporation, the right to become the exclusive distributor ("Pabst Distribution Rights") for certain beer and malt liquor products ("Pabst Products") manufactured by Pabst Brewing Company ("Pabst"). The consideration paid by the Company for the Pabst Distribution Rights was One Million Six Hundred Thousand Dollars ($1,600,000), payable Eight Hundred Thousand Dollars ($800,000) in cash at or prior to closing, and the balance by delivery of a series of 120 promissory notes, each in the amount of Ten Thousand Dollars ($10,000) (collectively, the "Pabst Notes"). The Pabst Notes bear interest at 9% per annum, which interest is included in the monthly $10,000 payments. If the Company defaults in payment of any of the Pabst Notes, such default may result in a re-conveyance of the Pabst Distribution Rights to Consolidated Beverage Corporation. Any such loss of the Pabst Distribution Rights may have a materially adverse effect on the Company's financial condition and results of operations.

     Subject to the conditions set forth in the agreement pursuant to which the Company acquired the Pabst Distribution Rights, the Company became the exclusive distributor of the following Pabst Products in the following areas (collectively, the "Territory"):

          Borough of Manhattan: Pabst Blue Ribbon Beer, Pabst Extra Light Beer, Pabst Light Beer, Pabst Genuine Draft Beer, Pabst 10E Draft Beer, Pabst Non Ala Beer, Andeker Beer, Hamm's Beer, Hamm's Special Light Beer, Hamm's Genuine Draft Beer, Big Bear Malt Liquor, Olde English "800" Malt Liquor, Olde English "800" Genuine Draft Malt Liquor, "800" Ice Malt Liquor and Old Tankard Ale.

          Borough of the Bronx: Hamm's Beer, Hamm's Special Light Beer, Hamm's Genuine Draft Beer, Olde English "800" Malt Liquor, Olde English "800" Genuine Draft Malt Liquor and "800" Ice Malt Liquor.

          Borough of Queens: In that portion of Queens County situated west and north of the following described boundary lines: starting at a point in Flushing Bay at the boat basin; thence southerly along Grand Central Parkway to the intersection of Union Turnpike and Interboro Parkway to the western boundary of Queens County, thence northerly along the western boundary of Queens County to the East River, being the terminal of Queens
     County: Olde English "800" Malt Liquor, Olde English "800" Genuine Draft Malt Liquor and "800" Ice Malt Liquor.

          Borough of Staten Island: Pabst Blue Ribbon Beer, Pabst Extra Light Beer, Pabst Light Beer, Pabst Genuine Draft Beer, Pabst 10E Draft Beer, Pabst Non Ala Beer, Andeker Beer, Hamm's Beer, Hamm's Special Light Beer, Hamm's Genuine Draft Beer, Big Bear Malt Liquor, Olde English "800" Malt Liquor, Olde English "800" Genuine Draft Malt Liquor, "800" Ice Malt Liquor and Old Tankard Ale. Westchester County: In that portion of Westchester County situated south of Interstate Highway No. 287, but not including the Towns of Ardsley and Dobbs Ferry: Hamm's Beer, Hamm's Special Light Beer and Hamm's Genuine Draft Beer.

          State of New York:  Old Tankard Ale.

DISTRIBUTORSHIP AGREEMENT WITH PABST

     Duties and Responsibilities: At the time the Company acquired the Pabst Distribution Rights, it simultaneously entered into an agreement with Pabst (the "Distributorship Agreement") to become the exclusive distributor for Pabst Products within the Territory. Pursuant to the Distributorship Agreement, the Company is required to solicit and seek to service every retail account within the Territory and to use its best efforts to market, promote and sell the Pabst Products within such Territory. The Company is prohibited under the Distributorship Agreement from selling or supplying Pabst Products to customers located outside the Territory.

     The responsibilities of the Company under the Distributorship Agreement include, but are not limited to: (i) establishment and maintenance of a planned overall sales and contact program on a continuing basis; (ii) establishment and maintenance of a place of business within the Territory, including distribution and warehouse facilities; (iii) establishment and maintenance of stock rotation procedures for the Pabst Products in the warehouse, on trucks and in retail accounts to the extent permitted by law and adherence to all stated policies of Pabst in regard to overage Pabst Products (with the cost of replacing overage products to be absorbed by the Company); (iv) establishment and maintenance of a fleet of trucks; (v) cooperation with Pabst in the distribution of point-of-sale materials necessary to support Pabst Products; (vi) personal involvement of management of the Company in maintaining satisfactory contact with all accounts; (vii) maintenance of adequate capital and cash flow to insure competitive strength in facilities, inventory, equipment, personnel, advertising and promotions; (viii) maintenance of a continuous in-house training program where practicable and attendance at sales meetings and training schools scheduled by Pabst; and (ix) maintenance of sufficient inventories and mix of package types as reasonably requested by Pabst and justified by market conditions existing in the Territory.

     Terms of Sale. Any orders for the Pabst Products placed by the Company will be subject to the written approval of Pabst, and Pabst shall not be obligated to fill such order. Sales made by Pabst to the Company shall be upon such terms and prices as are approved by the Pabst Credit and Pricing Departments from time to time in their discretion. The Company is required under the Distributorship Agreement to grant to Pabst a security interest in the Pabst Products to secure the performance of all obligations owed by it to Pabst.

     Termination. Pabst may terminate the Distributorship Agreement immediately upon the occurrence of any of the following events: (i) assignment or attempted assignment for the benefit of creditors by the Company or insolvency of the Company; (ii) institution of voluntary or involuntary bankruptcy proceedings or for receivership or dissolution; (iii) non-payment by the Company of sums past due and owing to Pabst, which sums continue to remain owing upon the expiration of twenty (20) days after written notice of non-payment to the Company by Pabst;
(iv) fraudulent conduct of the Company; (v) loss by the Company of any federal, state or local license required by law or necessary in order to carry out the Company's duties as a distributor of Pabst Products; (vi) attempted assignment of the Distributorship Agreement by the Company or change in control of the Company's business without the prior written consent of Pabst; (vii) violation by the Company of its obligations to sell and distribute the Pabst's Products only within the Territory and/or its obligation to solicit every retail account within the Territory and to use its best efforts to market and promote Pabst Products and protect their quality.

     Deficiency Termination. Pabst may also terminate the Distributorship Agreement if any of the following occurs: (i) the Company fails to perform its duties and responsibilities in the reasonable judgment of Pabst; or (ii) other breaches by the Company of its obligations contained in the Distributorship Agreement (a "deficiency termination"). In the case of any such default, Pabst has agreed to provide the Company with notice of the manner in which such default has occurred and to allow the Company not less than ninety (90) days to cure such default. Moreover, in the event of any such deficiency termination, Pabst will pay the Company an amount equal to twice the Company's pre-tax net earnings arising from the sale and distribution of the Pabst Products during the immediate preceding annual accounting period of the Company. In addition, Pabst will purchase from the Company its entire inventory of saleable Pabst Products at an amount equal to the cost of such inventory plus a handling charge of $.10 per case, $.50 per half-barrel and $5.25 per quarter-barrel. Upon request by the Company, Pabst will purchase from the Company, at the then fair market value, those local delivery vehicles regularly used by the Company in the sale and distribution of Pabst Products.

     Uniform Termination. Pabst also has the right to terminate the Distributorship Agreement if Pabst simultaneously terminates all other agreements that are substantially similar to the Distributorship Agreement between the Company and Pabst.

     Partial Termination. Pabst has the right to assign any individual brand of beer listed as a Pabst Product to another distributor if, in the reasonable judgment of Pabst, the Company cannot or does not adequately promote and/or market such brand of beer. Pabst also has the right to effect a termination of the part of the Company's Territory if, in its reasonable judgment, the Company does not adequately promote and market Pabst Products in that part of the Territory.

     Change of Control Termination. Pabst also has the right to terminate the Distributorship Agreement if there is a change in ownership or control in the Company's business which occurs without the prior written consent of Pabst (which consent may not be unreasonably withheld). For purposes of the Distributorship Agreement, the term "control" means record or beneficial ownership of (i) thirty-three percent (33%) or more of the Company's voting stock; (ii) thirty-three percent (33%) or more of its business; or (iii) thirty-three percent (33%) or more interest in an entity which owns fifty-one percent (51%) or more of the Company's voting stock.

STRATEGY

     Management of the Company believes it has developed a strategy to effectively market, sell and distribute Pabst Products throughout the Territory. This strategy includes plans to expand the Company's customer base; to increase sales and marketing efforts; and to develop a distribution network utilizing independent licensed distributor wholesalers ("Wholesalers") that will result in reduced costs.

EXPANDING CUSTOMER BASE

     In order to expand its customer base for Pabst Products in the Territory, the Company intends to concentrate its efforts on increasing its sales of Pabst Products through supermarket chains, such as Waldbaums, A&P, Grand Union and Pathmark; chain convenience stores, such as 7-Elevens, Mobil Marts, Hess Stores and Shell Marts; and beverage centers such as Thrifty Beverage, Beverage Barn and Empire Beverage Centers. In addition, only 10% of the approximately 10,000 potential retail accounts for Pabst Products within the Territory are currently being serviced by the Company, and the Company has recently implemented a marketing and sales strategy for increasing such percentage. The recently implemented strategy includes the hiring of 15 direct sales personnel who service the marketing territory. The Company has also streamlined the sale process by reorganizing the sale territory and increasing the supervision of the sales staff.

     The Company will also attempt to sell Pabst Products at Yankee and Shea Stadiums, Madison Square Garden, New York theaters, the Jacob K. Javits Center, the World Trade Center, South Street Seaport, the Port Authority, Grand Central Station and Pennsylvania Station, where such products are not currently being sold. In addition, the Company intends to promote and sell Pabst Products at special events, such as Harlem Week, Latin and Cuban Days and the Caribbean Day Parade.

SALES AND MARKETING

     The Company employs sales people to obtain new accounts for Pabst Products and to increase sales of Pabst Products to existing accounts for such products in the Territory. In addition to employing a sales staff, the Company employs sales supervisors who recommend sales policies and incentive programs to the Wholesalers in order to motivate these Wholesalers and their sales personnel to sell Pabst Products within the Territory. The Company also creates promotional materials and has formulated marketing plans to increase sales by the Company and the other Wholesalers within the Territory. The Company's sales personnel receive formal training both at Company and Pabst sponsored seminars. The Company also intends to hire a training coordinator to conduct seminars, covering such topics as draft technology, brewing processes and role-playing. Sales personnel are responsible for preparing weekly schematics on key store resets (both shelf and cooler) to secure the most visible positions for maximum consumer exposure. Shelf allocations are periodically reviewed under the supervision of the Vice-President of Sales and Marketing to assure that space allocations and placement comply with retailer policies, distribution philosophies, and recommendations from suppliers. The Company has also implemented merchandising services to handle trade problems and seek future sales opportunities.

     The Company offers bonuses to sales personnel who market and sell additional Pabst Products to existing customers and maintain established goals on reorders of Pabst Products. This incentive program is designed to achieve long and steady growth for additional product placements.

     Consistent with the Company's plan to expand its customer base, it expects to incur additional selling and marketing costs of approximately $150,000 in the next fiscal year. Such estimates have been derived from managements plans and budgets for 1997.

DISTRIBUTION

     The Company has implemented a strategy to achieve effective distribution of Pabst Products in the Territory. Under this strategy, the Company acts as an exclusive distributor for Pabst Products, subject to policies and procedures determined by Pabst, so that all orders for Pabst Products come through the Company. Because of the expansiveness of the Territory, the Company relies on independent, licensed beverage wholesalers that are responsible for hiring and maintaining their own staffs, maintaining trucking fleets to distribute Products to the wholesale and/or retail customers.

     The Company's objective in utilizing these alternate means of distribution to service each sector within the Territory is to increase effective sales and distribution of all Pabst Products while not incurring the total expense of such sales and distribution efforts. Specific strategies include: developing sales incentives with the cooperation of Pabst representatives for wholesalers that meet sales goals for both "on-premises" and "off-premises" accounts; establishing a method of monitoring accounts within the Territory that do not purchase Pabst Products and establishing incentives for wholesalers who reverse such pattern; scheduling monthly promotions for all on-premises accounts; and utilizing and promoting "Brewery Rebate" programs.

VSI

     The Company believes that the VSI acquisition provides an excellent opportunity for the Company to expand its distribution network. VSI is a wholesale and retail distributor of beverage products. VSI operates exclusively from its warehouse facility in the Bronx and is centrally located within its acquired Pabst distribution territory and serves as its central headquarters for Capital Beverage. VSI has been in business for over five (5) years and the Company believes that it has developed an extensive distribution network. VSI also has highly experienced management personnel and maintains a Class C liquor license which permits it to engage in both wholesale and retail sales.

ADVERTISING

     The Company intends to present to the trade and the consumer an ongoing marketing campaign. To achieve this, the Company will establish and maintain an advertising and marketing budget. Such budget will be used primarily to participate in cooperative radio and billboard advertising programs established by Pabst. A proposed budget of $.05 per case based upon monthly estimated sales during Fiscal 1996 of 60,000 cases will enable the Company to allocate $3,000 per month toward this advertising.

PROPERTIES

     In January 1996, the Company entered into a lease with East Tremont Partners for the premises located at 1111 East Tremont Avenue, Bronx, New York 10460, under which it agreed to lease 15,000 square feet of administrative office and warehousing space for a term of five (5) years commencing on April 1, 1996 and continuing until May 31, 2001. Total monthly payments under such lease are $5,000, subject to increases during subsequent years of the lease term. East Tremont Partners is a New York partnership in which Mr. Stella holds a one-sixth interest. Management of the Company believes that the rent paid by the Company under this lease is less than what it would be required to pay for similar premises within the area in which the Company's administrative offices are located.

     In December 1995, the Company entered into a lease with East Tremont Partners for the premises located at 415 DeVoe Avenue, Bronx, New York 10460, pursuant to which it agreed to lease approximately 7,000 square feet of retail and warehousing space for a term of five (5) years commencing on April 1, 1996 and continuing until May 31, 2001. Total monthly payments under such lease are $5,000, subject to increases during subsequent years of the lease term. Management of the Company believes that the rent paid by it under this lease is also less than the fair market value of similar premises within the area in which such premises are located.

     Management believes that the facilities used by it in the operation of its business are adequately covered by insurance and are suitable and adequate for their respective purposes.

EMPLOYEES

     As of April 15, 1997, the Company employed a staff of 20, including two (2) sales supervisors, one (1) sales manager, fourteen (14) sales people, and three
(3) managerial/administrative employees. The Company does not have any collective bargaining agreements and has not experienced any work stoppages as a result of labor disputes. The Company considers its employee relations to be good.

LEGAL PROCEEDINGS

     The Company is not a party to any material pending legal proceedings, and no such proceedings are known to be contemplated.

COMPETITION

     The business conducted by the Company is highly competitive. As of April 15, 1997, the Company competed with approximately ten (10) other companies in the metropolitan New York area that are engaged in businesses that are substantially similar to that engaged in by the Company. Some of the Company's competitors are better capitalized, better financed, more established and more experienced than the Company and may offer beer, beverage and related products at lower prices or concessions than the Company. Should the Company not be able to compete effectively, its results of operations and financial condition could be materially adversely affected.

SOURCES OF SUPPLY

     In addition to purchasing Pabst Products directly from Pabst, the Company intends to purchase products (other than Pabst Products) from a number of nationally known beer and beverage companies. Since there are many manufacturers of alcoholic and non-alcoholic products sold by the Company, the Company does not anticipate difficulty in obtaining such products if its relationship with one or more of its suppliers terminates. Management of the Company believes that except for Pabst, the loss of any one supplier will not adversely affect the Company's business. Termination of the Company's Distributorship Agreement with Pabst could have a materially adverse effect on the business of the Company.

SEASONALITY

     The Company's business is subject to substantial seasonal variations. Historically, a significant portion of the Company's net sales and net earnings have been realized during the month of December and the months of May through September, and levels of net sales and net earnings have generally been significantly lower during the period from October through April (excluding December). The Company believes that this is the general pattern associated with other beverage distributors with which it competes. If for any reason the Company's sales were to be substantially below seasonal norms during the month of December and/or the months of May through September, the Company's anticipated revenues and earnings could be materially and adversely affected.

GOVERNMENT REGULATION

     Wholesale and retail distribution of alcoholic beverages is regulated by federal and state law. The Company's business is highly regulated by federal, state and local laws and regulations. The company must comply with extensive laws and regulations regarding such matters as state and regulatory approval and licensing requirements, trade and pricing practices, permitted and required labeling, advertising, promotion and marketing practices, relationships with distributors and related matters. Since the Company intends to distribute such alcoholic beverages in New York State, the Company is required to obtain authorization from the Federal Bureau of Alcohol, Tobacco and Firearms (BATF) and the New York State Liquor Authority (SLA). The Company has received from the BATF and SLA its required licenses. In the experience of management, although such agencies may impose conditions on the grant of such licenses, such licenses are ordinarily granted. In the event, either the SLA or the BATF should impose conditions on the grant of such licenses, the Company intends to take all steps necessary to satisfy such conditions. Pending receipt of its licenses, the Company has appointed VSI, which is a licensed distributor, to act as its agent for distribution of Pabst Products. There can be no assurance that the various governmental regulations applicable to the beverage industry will not be changed so as to impose more stringent requirements on the Company. If the Company was to fail to be in compliance with any applicable governmental regulation, such failure could cause the Company's licenses to be revoked and have a material adverse effect on the business of the Company.

ACQUISITION OF VSI

     In June 1996, the Company entered into an agreement and plan of merger (the "Merger Agreement") with VSI, a New York wholesale and retail beverage distributor doing business under the tradename Caribe Beverages. During its fiscal years ended December 31, 1994 and 1995, VSI had revenues of $12 million and $7 million, respectively, and net income (loss) of $59,000 and $(15,000), respectively. The Company completed the Merger with VSI on January 3, 1997. All of the outstanding capital stock of VSI was owned by Mr. Carmine Stella, who is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Under the terms of the Merger Agreement, Mr. Stella received 300,000 shares of the Company's Series B Preferred Stock in consideration for his interest in VSI.

     VSI distributed beer, soda, bottled water and other beverages primarily in the New York City metropolitan area. Customers of VSI consisted primarily of approximately 700 grocery stores and fifty (50) wholesalers, all of which purchase such beverage products at VSI's warehouse on a "cash and carry" basis. VSI does not own or lease any vehicles for the distribution of its beverages and is a non-exclusive wholesaler of all of the beverages that it sells. VSI distributed several different brands, and management of VSI believes that supplies of such brands are readily available from several different suppliers. Audited financial statements of VSI and pro forma financial statements of the Company, assuming completion of the Company's proposed Merger with VSI, are contained in the financial statements included with this Prospectus.

PRIVATE PLACEMENT FINANCINGS

     Between December 1995 and March 1996, the Company conducted a private offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, of units ("Units") of its Series A Preferred Stock and Class A Warrants (the "Units Financing"). Each Unit consisted of 12,500 shares of Series A Preferred Stock and 25,000 Class A Warrants. A total of 27 Units, consisting of an aggregate of 337,500 shares of Series A Preferred Stock and 675,000 Class A Warrants, were sold to 26 "accredited investors" (as such term is defined in the Securities Act) for gross offering proceeds of $1,350,000. Pursuant to an Agency Agreement, dated December 6, 1995, the Company retained the Representative as its exclusive agent in connection with the Units Financing and paid the Representative a selling commission equal to 10% of the gross proceeds from the sale of the Units ($135,000) and a non-accountable expense allowance equal to 1% of such gross proceeds ($13,500). Approximately $800,000 of the net proceeds of the Units Financing were used to acquire the Pabst Distribution Rights. The balance of such net proceeds were used for purchase of inventory of Pabst Products, for legal fees related to such financing and general corporate purposes.

     In June 1996, the Company conducted a private offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, of its 12% Convertible Bridge Notes ("Bridge Financing"). The Convertible Bridge Notes were purchased by two (2) accredited investors for aggregate gross offering proceeds of $250,000. Subsequently, in January 1997, these two (2) investors transferred the Convertible Bridge Notes to nine (9) unaffiliated investors. The Convertible Bridge Notes, including accrued interest thereon, are due one (1) year after issuance but will automatically be converted into an aggregate of 2,500,000 Class A Warrants upon the Effective Date. The Company retained Investors Associates Inc. as its exclusive placement agent (the "Placement Agent") in connection with such private placement. As compensation for services as Placement Agent, the Company paid Investors Associates Inc. a selling commission equal to 10% of the gross proceeds of the Bridge Financing in ($25,000) and a non-accountable expense allowance of 1% of such gross proceeds ($2,500). The proceeds of the Bridge Financing were used principally for purchase of inventory of Pabst Products, for legal fees related to such financing and general corporate purposes. In June 1997, the holders of all of the Convertible Bridge Note waived their right to convert the notes into Class A Warrants. The Convertible Bridge Notes will be repaid in full with the proceeds of this offering.

                                   MANAGEMENT

     The directors and executive officers of the Company are as follows:


              NAME                 AGE                      POSITION(S) HELD
---------------------------------  ---   ------------------------------------------------------
Carmine N. Stella................  45    President, Chief Executive Officer, Chairman of the
                                         Board
Anthony Stella...................  46    Vice President -- Sales and Marketing
Carol Macchiarulo................  41    Secretary and Treasurer
Eugene Fernandez, Jr.............  35    Director



     Carmine N. Stella -- Mr. Stella has served as President, Chief Executive Officer and Chairman of the Board of Directors and an employee of the Company since its inception in December 1995. From 1991 to the present, Mr. Stella has been the sole officer, director and shareholder of VSI, a wholesale and retail seller of alcoholic and nonalcoholic beverages with $12,000,000 of sales during fiscal 1994 and $7,000,000 of sales during fiscal 1995. From 1986 to 1990, Mr. Stella served as President and a director of Gotham Wholesale Beer Distributors, a beer and non-alcoholic beverage wholesaler with annual sales in excess of $20,000,000. Mr. Stella served as a President and Director of the Empire State Beer Distributors Association from 1984 to 1988. Mr. Stella received a B.B.A. in Accounting from Bernard M. Baruch College, New York, New York in 1973.



     Anthony Stella -- Mr. Stella has served as Vice President -- Sales and Marketing and an employee of the Company since inception. Mr. Stella has acted as executive sales manager for Vito Santoro, Inc., Gotham Wholesale Beer, Inc., Miller Home Service, Inc. and College Point Beer Distributors over the past 15 years.



     Carol Macchiarulo -- Ms. Macchiarulo has served as Secretary and Treasurer and an employee of the Company since February 1996. From 1991, Ms. Macchiarulo has also served as Comptroller and Operations Manager of VSI from 1991 to the present.


     Eugene Fernandez, Jr. -- Mr. Fernandez has been a director of the Company since its inception in December 1995. From December 1994 to the present, Mr. Fernandez has been self employed as a developer and builder of residential real estate and has acted as a private investor and financial consultant. From April 1991 to December 1994, Mr. Fernandez was an account executive for Sandoz Pharmaceuticals, a distributor of pharmaceutical products. From January 1989 to April 1991, Mr. Fernandez served as an Account Executive for Screen Tech, Inc., a distributor of promotional advertising. Mr. Fernandez received a B.A. degree in Marketing and Finance from Dominion College in Orangeburg, New York in 1984.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors does not currently have any separate compensation, audit, or nominating committees. However, the Board of Directors may establish audit, compensation, and/or nominating committees after the completion of this Offering. The Company intends to identify and thereafter to appoint two independent directors to the Board within 180 days following the Effective Date.

EXECUTIVE AND DIRECTOR COMPENSATION


     The Company did not have any employees during the year of its organization, 1995. The Company intends to enter into an employment agreement with Mr. Carmine Stella and such other employees as may be determined by the Board of Directors to be effective on completion of this Offering. The employment agreement with Mr. Stella will provide for a three-year term and will include annual compensation of approximately $300,000, plus certain fringe benefits including health and life insurance. In addition, Mr. Stella and other key employees selected by the Board will receive incentive bonus compensation typically offered to executive officers of similar size to that of the Company. Directors of the Company will be reimbursed for their ordinary and necessary expenses incurred in attending meetings of the Board of Directors or a committee thereof. In 1996, Mr. Carmine Stella, Mr. Anthony Stella and Ms. Macchiarulo received salaries of $115,500, $63,000 and $42,700, respectively.

1996 INCENTIVE STOCK OPTION PLAN

     The Company's 1996 Incentive Stock Option Plan was approved by the Board of Directors and holders of Common Stock of the Company on June 19, 1996 to provide for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 to officers and employees of the Company. A total of 350,000 shares of Common Stock has been authorized and reserved for issuance under the 1996 Incentive Stock Option Plan, subject to adjustment to reflect changes in the Company's capitalization in the case of a stock split, stock dividend or similar event. No options have been granted under the Company's 1996 Incentive Stock Option Plan. The 1996 Incentive Stock Option Plan will be administered by the Compensation Committee, which has the sole authority to interpret the 1996 Incentive Stock Option Plan, to determine the persons to whom options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of options to be granted under the 1996 Incentive Stock Option Plan; provided that,
(i) the exercise price of each option granted under the 1996 Incentive Stock Option Plan may not be less than the fair market value of the Common Stock on the day of the grant of the option, (ii) the exercise price must be paid in cash and or stock upon exercise of the option, (iii) no option may be exercisable for more than 10 years after the date of grant, and (iv) no option is transferable other than by will or the laws of descent and distribution. No option is exercisable after an optionee ceases to be employed by the Company or a subsidiary of the Company, subject to the right of the Compensation Committee to extend the exercise period for not more than 90 days following the date of termination of an optionee's employment. If an optionee's employment is terminated by reason of disability, the Compensation Committee has the authority to extend the exercise period for not more than one year following the date of termination of the optionee's employment. If an optionee dies holding options that were not fully exercised, such options may be exercised in whole or in part within one year of the optionee's death by the executors or administrators of the optionee's estate or by the optionee's heirs. The vesting period, if any, specified for each option will be accelerated upon the occurrence of a change of control or threatened change of control of the Company

LIMITATIONS OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law"), the Company's Articles of Incorporation and the Company's By-laws contain provisions for indemnification of officers, directors, employees and agents of the Company. The Company's Articles of Incorporation and Bylaws require the Company to indemnify such persons to the fullest extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     The Company's Articles of Incorporation also provide that the Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company may seek to obtain directors' and officers' liability insurance upon completion of this Offering. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such of such court.

                     PRINCIPAL SHAREHOLDERS -- COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the date of this Prospectus by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) by each officer and director of the Company, and (iii) by all officers and directors of the Company as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite his name.

                                                                               PERCENT OF
                                                                                CLASS(1)
                                                     AMOUNT AND NATURE OF        BEFORE       AFTER
               NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP(1)     OFFERING     OFFERING
    ----------------------------------------------  -----------------------    ----------    --------
    Carmine N. Stella(2)(3).......................           759,091              58.80        36.3
    Eugene Fernandez, Jr.(2)(4)...................           379,545              30.00        18.4
    Anthony Stella(2)(5)..........................           177,273              14.30         8.7
    Carol Macchiarulo(2)(6).......................            12,500               1.00          .6
    All Officers and Directors as a Group: (3
      Persons)....................................         1,151,136              86.66        54.1

---------------
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2) The address for Messrs. Carmine Stella, Eugene Fernandez and Anthony Stella and Ms. Carol Macchiarulo is 1111 East Tremont Avenue, Bronx, New York 10460.

(3) Includes 50,000 shares of Common Stock that may be acquired by Mr. Stella upon exercise of Class A Warrants acquired in the Company's Units Financing that was completed in March 1996. Does not include: (i) 25,000 shares of Common Stock that Mr. Stella may acquire during the period commencing 180 days and ending 360 days after the Effective Date upon conversion of 25,000 shares of Series A Preferred Stock acquired by him in the Company's 1996 Units Financing; (ii) 300,000 shares of Common Stock that may be acquired by Mr. Stella during the period commencing 180 days and ending three (3) years after the Effective Date upon conversion of the 300,000 shares of Series B Preferred Stock that will be issued to Mr. Stella upon consummation of the Merger; or (iii) 333,600 shares of Common Stock that may be acquired by Mr. Stella beginning six (6) months after the Effective Date upon exercise of 333,600 additional Class A Warrants held by Mr. Stella.

(4) Includes 25,000 shares of Common Stock that may be acquired by Mr. Fernandez upon exercise of Class A Warrants acquired in the Company's Units Financing that was completed in March 1996. Also includes 354,545 shares of Common Stock owned of record owned by Mr. Fernandez. Does not include: (i) 12,500 shares of Common Stock that Mr. Fernandez may acquire during the period commencing 180 days and ending 360 days after the Effective Date upon conversion of 12,500 shares of Series A Preferred Stock acquired by him in the Company's 1996 Units Financing; or (ii) 167,000 shares of Common Stock that may be acquired by Mr. Fernandez, beginning six (6) months after the Effective Date upon exercise of 167,000 Class A Warrants held by Mr. Fernandez.

(5) Does not include 83,400 shares of Common Stock that may be acquired by Mr. Anthony Stella beginning six (6) months after the Effective Date upon exercise of 83,400 Class A Warrants held by him.

(6) Includes 12,500 shares of Common Stock that may be acquired by Ms. Macchiarulo upon exercise of Class A Warrants acquired by her in the Company's 1996 Units Financing. Does not include 6,250 shares that Ms. Macchiarulo may acquire during the period commencing 180 days and ending 360 days after the Effective Date upon conversion of 6,250 shares of Series A Preferred Stock acquired by Ms. Macchiarulo in the Company's 1996 Units Financing.

                            SELLING SECURITYHOLDERS

     The Registration Statement of which this Prospectus forms a part also relates to (i) the offer and sale by Mr. Carmine Stella, who is Chairman of the Board, President and Chief Executive Officer of the Company, of up to 300,000 shares of Common Stock subject to Mr. Stella's agreement not to offer or sell such shares prior to the expiration of two (2) years after the Effective Date without the consent of the Representative; (ii) the offer and sale by certain holders (including Mr. Carmine Stella, Mr. Eugene Fernandez and Ms. Carol Macchiarulo) ("Selling Securityholders") of the Company's 7% Series A Convertible Preferred Stock ("Series A Preferred Stock") of 337,500 shares of Common Stock issuable by the Company to such Selling Securityholders upon conversion of 337,500 shares of Series A Preferred Stock held by such Selling Securityholders; (iii) the offer and sale by the Selling Securityholders of up to 675,000 Class A Warrants and 675,000 shares of Common Stock issuable to such Selling Securityholders upon their exercise of such Class A Warrants; and (iv) the possible issuance by the Company of up to 675,000 shares of Common Stock upon exercise by individuals or entities that purchase Class A Warrants sold by the Selling Securityholders (the securities referred to in (i) through (iv) being sometimes collectively referred to herein as the "Additional Securities"). Sales of the 337,500 shares of Common Stock that may be acquired by the Selling Securityholders upon conversion of an equal number of shares of Series A Preferred Stock may be made commencing 180 days after the Effective Date unless the Representative consents to the conversion of all of the Series A Preferred Stock prior to the 180th day and the transfer of the Common Stock prior to one year after the Effective Date.

     The shares of Common Stock underlying the Class A Warrants are offered by the Company hereunder only for purchase upon exercise of Class A Warrants by a holder who has purchased such Class A Warrants from a Selling Securityholder and shall be issued by the Company to such holders from time to time pursuant to exercise of such Class A Warrants in accordance with the terms thereof.

     The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary broker transactions and transactions in which the broker solicits purchasers, and (d) in effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     The Company will not receive any proceeds from the sale of the securities by the Selling Securityholders.

     The Company has agreed to pay substantially all the expenses incurred by the Selling Securityholders incident to the offering and sale of the Additional Securities offered by the Selling Securityholders to the public, but excluding any underwriting discounts, commissions or transfer taxes.

     The Company has agreed to indemnify certain Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

     Sales of Common Stock and/or Class A Warrants by the Selling Securityholder or even the potential of such sales would likely have an adverse effect on the market prices of the Securities offered hereby.

     The Underwriter has no agreements or understandings with any of the Selling Shareholders with respect to the purchase or sale of their securities.

                              CERTAIN TRANSACTIONS

     Upon formation of the Company in December 1995, the Company issued an aggregate of 709,091 shares of Common Stock to Mr. Carmine Stella, 354,545 shares of Common Stock to Mr. Eugene Fernandez and 177,273 shares of Common Stock to Mr. Anthony Stella, in consideration of the payment by each of such individuals of $.001 per share, and issued 333,600 Class A Warrants to Mr. Carmine Stella, 1,667,000 Class A Warrants to Mr. Eugene Fernandez and to a corporation wholly owned by Mr. Fernandez, and 83,400 Class A Warrants to Mr. Anthony Stella. The Company also issued 886,364 additional shares of Common Stock and 416,000 additional Class A Warrants to four other individuals involved in its formation but repurchased all of such additional shares and Class A Warrants for nominal consideration in January 1996. All such reacquired shares of Common Stock are being held as treasury stock, and all such reacquired Class A Warrants have been canceled. In January 1996, in order to facilitate the raising of additional capital for the Company, Mr. Fernandez and American Marketing & Sales, Ltd. voluntarily agreed to the cancellation of 600,000 and 900,000 of the Class A Warrants, respectively, that had previously been issued to them in order to change the capital structure of the Company.

     In December 1995, the Company entered into a lease with East Tremont Partners for the premises located at 415 DeVoe Avenue, Bronx, New York 10460, pursuant to which it agreed to lease approximately 7,000 square feet of retail and warehousing space for a term of five (5) years commencing on April 1, 1996 and continuing until May 31, 2001. Total monthly payments under such lease are $5,000, subject to adjustment during subsequent years of the lease term. East Tremont Partners is a New York partnership in which Mr. Stella holds a one-sixth interest. Management of the Company believes that the rent paid by it under this lease is less than the fair market value of similar premises within the area in which such premises are located.

     In January 1996, the Company entered into a lease with East Tremont Partners for the premises located at 1111 East Tremont Avenue, Bronx, New York 10460 under which it agreed to lease 15,000 square feet of administrative office and warehousing space for a term of five (5) years commencing on April 1, 1996 and continuing until May 31, 2001. The initial monthly rent under such lease is $5,000, subject to adjustment during the term of the lease. East Tremont Partners is a New York partnership in which Mr. Stella holds a one-sixth interest. Management of the Company believes that the rent paid by the Company under this lease is less than what it would be required to pay for similar premises within the area in which the Company's administrative offices are located.

     In March 1996, Mr. Carmine Stella made an interest free loan to the Company in the amount of $185,000 to provide it with cash flow during the operating deficit that occurred during the first quarter of 1996. The Company repaid Mr. Stella the entire amount of such loan during the second and third quarters of fiscal 1996.

     In June 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with VSI pursuant to which VSI would be merged with and into the Company. All of the outstanding stock of VSI is owned by Mr. Carmine Stella, who is the Chairman of the Board, President, and Chief Executive Officer of the Company. On the effective date of the Merger ("Merger Date") each share of common stock of VSI presently outstanding shall be automatically canceled and converted into the right to receive 3,000 fully paid and non-assessable shares of the Company's Series B Preferred Stock and such shares of the Preferred Stock will be distributed to Mr. Stella. In May 1996, the Company obtained an appraisal of the business of VSI from 1st Class Management Inc., a non-affiliated company with in excess of 25 years' experience in performing business appraisals. No member of the board of directors or officer of the Company is affiliated with such appraiser. 1st Class Management Inc. estimated the value of VSI to be between $1,000,000 and $1,500,000. It was agreed between the Company and Mr. Stella that the value of VSI for purposes of determining the number of shares of Series B Preferred Stock to be issued to Mr. Stella in the Merger is $1,200,000.

     Under the terms of an Option Agreement between the Company and Mr. Stella dated as of December 6, 1995, the Company and Mr. Stella agreed that the consideration to be paid to Mr. Stella for VSI would be that number of shares of the Company's Series B Preferred Stock equal to the value of VSI as determined by an independent appraiser, with each share of Series B Preferred Stock having a value of $4.00. The value for such Series B Preferred Stock was established by attributing to the shares of such stock the same approximate value as was paid for the Company's Series A Preferred Stock in the Company's Units Financing that occurred between January and March of 1996.

     The terms of the Company's Series A and Series B Preferred Stock are substantially similar except that the Series B Preferred Stock ranks junior to the Series A Preferred Stock with respect to payment of dividends and payment upon liquidation, and the Series B Preferred Stock is convertible into Common Stock of the Company at any time during the three (3) year period commencing 180 days and terminating three (3) years after the Effective Date, whereas the Series A Preferred Stock may be converted into Common Stock of the Company during the period commencing 180 days and terminating 365 days after the Effective Date (unless the Representative consents to the conversion thereof prior to such 180th day).

     Under the terms of the Merger Agreement, VSI made certain representations and warranties to the Company in connection with its business, operations, assets and liabilities and agreed that it would perform certain covenants. In order to ensure the accuracy of such representations and warranties and the performance of the covenants of VSI contained in the Merger Agreement, Mr. Stella agreed to deposit with an escrow agent all of the Series B Preferred Stock received by him in the Merger. The Company's sole remedy in the event of a breach of any representation, warranty or covenant is to recover that number of shares of Series B Preferred Stock as may then be equal in value to the loss incurred by the Company resulting from the breach, and the Company is not entitled under the Merger Agreement to assert a claim against Mr. Stella personally in connection with any such breach. Moreover, any claim for indemnification under the Merger Agreement must be brought within two years and may not be brought unless monetary damages incurred by the Company in connection with such claim exceed $60,000 individually and $250,000 in the aggregate, in which event the Company may only recover those damages that are in excess of such $250,000 amount. Since the sole remedy of the Company for breaches of representations, warranties and covenants in the Merger Agreement is limited to the value of the Series B Preferred Stock placed in escrow, the Company may incur losses arising out of such breaches for which it would not be indemnified.

     Although the Company has no present intention of entering into any affiliated transactions, the Company believes that material affiliated transactions between the Company and its directors, officers, principal shareholders or any affiliates thereof should be in the future on terms no less favorable than could be obtained from unaffiliated third parties.

     With respect to each of the foregoing transactions, the Company believes that the terms of such transactions were as fair to the Company as could be obtained from an unrelated third party. Future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and/or disinterested members of the board of directors.

                           DESCRIPTION OF SECURITIES

GENERAL

     The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. Immediately prior to the Offering made hereby, there were 1,240,909 shares of Common Stock issued and outstanding. Of such

1,240,909 shares, 709,091 are beneficially owned by Mr. Carmine Stella, who is the Chairman of the Board, President and Chief Executive Officer of the Company, 354,545 are beneficially owned by Mr. Eugene Fernandez, who is a Director of the Company, and 177,273 are beneficially owned by Mr. Anthony Stella, who is the Director of Sales of the Company and the brother of Mr. Carmine Stella. In addition, prior to this Offering, there were issued and outstanding (i) 337,500 shares of the Company's Series A Preferred Stock held by twenty-six (26) individual and entities that acquired such shares in the Company's 1996 Units Financing; (ii) 300,000 shares of the Company's Series B Preferred Stock issued to Mr. Carmine Stella upon consummation of the Merger; and (iii) 1,259,000 Class A Warrants to purchase an aggregate of 1,259,000 shares of Common Stock held by twenty-six (26) Warrantholders.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their Common Stock into any other securities. All shares of Common Stock have equal, non-cumulative voting rights, and have no preference, conversion, exchange, preemptive or redemption rights. The outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Company's Certificate of Incorporation grants to the Board, without further action of the Company's stockholders, the authority to issue up to 1,000,000 shares of Preferred Stock in series and, at the time of issuance, to determine the powers, rights, preferences and limitation of any such series. Satisfaction of any dividend preferences on outstanding shares of Preferred Stock will reduce the amount of funds available for the payment of dividends on Common Stock. Holders of Preferred Stock would be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Stock. Under certain circumstances, the issuance of such Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent directors.

7% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A

     Pursuant to the terms and conditions of a Certificate of Designations, Powers, Preferences and Rights of the 7% Cumulative Preferred Stock, Series A (the "Series A Certificate of Designations") filed with the Secretary of State of the State of Delaware, the Board has designated 375,000 shares (of which 337,500 have been issued and are presently outstanding) of the Company's authorized Preferred Stock as 7% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"), with the following rights, designations and preferences:

     Dividends. Holders of the Series A Preferred Stock are entitled to receive, out of funds legally available therefor, annual dividends at the rate of twenty-eight cents ($.28) per share (7% of the liquidation value), payable in either cash or common stock, in preference to and priority over dividends (other than stock dividends) on shares of the Company's Common Stock. Dividends on the Series A Preferred Stock, which are cumulative, accrue beginning on the date of issuance thereof, and are payable annually to the holders of record thirty (30) days prior to such date.

     Voting Rights. So long as any shares of the Series A Preferred Stock remain outstanding, the Company may not without the affirmative vote at a meeting, or the written consent with or without a meeting, of the holders of at least 66 2/3% of the shares of Series A Preferred Stock then outstanding, amend, alter or repeal any of the provisions of the Series A Certificate of Designations or the Certificate of Incorporation of the

Company, or authorize any reclassification of the Series A Preferred Stock, so as in any such case to affect adversely the preferences, special rights or powers of the Series A Preferred Stock, or authorize any capital stock of the Company ranking, either as to payment of dividends or upon liquidation, dissolution or winding up of the Company, prior to the Series A Preferred Stock. In addition, the Company may not without the affirmative vote at a meeting or the written consent without a meeting of the holders of at least a majority in voting power of the shares of the Series A Preferred Stock then outstanding, increase the authorized number of shares of Series A Preferred Stock or create or increase the authorized number of shares of, any other class of capital stock of the Company ranking on a parity with the Series A Preferred Stock either as to payment of dividends or upon liquidation, dissolution or winding up of the Company. In exercising such voting rights or when otherwise granted voting rights by operation of law, each share of Series A Preferred Stock shall be entitled to one vote. Except as set forth above or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

     Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall have preference and priority over any Common Stock upon liquidation, dissolution or winding up, for payment out of the assets of the Company or proceeds thereof available for distribution to stockholders of $4.00 per share plus all dividends accrued and unpaid thereon to the date of such distribution, and after such payment the holders of the Series A Preferred Stock shall be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $4.00 per share plus all accrued and unpaid dividends on the Series A Preferred Stock and full liquidation payments on any other series of preferred stock ranking as to liquidation on a parity with the Series A Preferred Stock, then such assets and proceeds shall be distributed among the holders of the Series A Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable upon liquidation, dissolution or winding-up on such shares of Series A Preferred Stock and any such other series of preferred stock if all amounts payable thereof were paid in full. Neither the consolidation nor merger of the Company into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Company, shall be deemed a liquidation, dissolution or winding up the affairs of the Company.

     Conversion. Each share of Series A Preferred Stock shall be convertible into one (1) share of Common Stock, $.001 par value, of the Company, subject to adjustment in certain events including (i) subdivisions or combinations of shares of common stock, and (ii) reclassifications, consolidations, mergers and similar transactions. Such conversion may be effected at the option of the holder of shares of Series A Preferred Stock during the period commencing one hundred eighty (180) days and terminating three hundred sixty (360) days after the Effective Date of this Registration Statement unless the Representative and the Company consent that such option may be exercised prior to such 180th day.

     The registered holder of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Company's default on payment of the dividend due on such dividend payment date. However, shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any dividend payment record date of such Series A Preferred Stock to the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of Series A Preferred Stock on a dividend payment record date who converts shares of such Series A Preferred Stock on a dividend payment date will receive the dividend payable on such Series A Preferred Stock by the Company on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series A Preferred Stock for conversion.

     Other Holders of Series A Preferred Stock are not entitled to any preemptive rights and no sinking fund provisions are applicable to such shares. In addition, such Series A Preferred Stock may not be transferred, pledged or otherwise disposed of in any manner prior to the expiration of twelve (12) months after the Effective Date without the prior consent of the Company and the Representative. However, in the event a holder of Series A Preferred Stock converts his or her shares into shares of Common Stock of the Company ("Converted Preferred Stock") during the convertibility period thereof, such Converted Preferred Stock may be sold by such holder under the Registration Statement of which this Prospectus is a part.

7% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B

     Pursuant to the terms and conditions of a Certificate of Designations, Powers, Preferences and Rights of the 7% Cumulative Preferred Stock, Series B (the "Series B Certificate of Designations") to be filed with the Secretary of State of the State of Delaware, the Board has designated 300,000 shares of the Company's authorized Preferred Stock as 7% Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"), with the following rights, designations and preferences:

     Dividends. Holders of the Series B Preferred Stock are entitled to receive, out of funds legally available therefor, annual dividends at the rate of twenty-eight cents ($.28) per share (7% of the liquidation value), payable in either cash or common stock, in preference to and priority over dividends (other than stock dividends) on shares of the Company's Common Stock but after payment of all dividends then due on the Company's Series A Preferred Stock. Dividends on the Series B Preferred Stock, which are cumulative, accrue beginning on the date of issuance thereof, and are payable annually to the holders of record thirty (30) days prior to such date.

     Voting Rights. So long as any shares of the Series B Preferred Stock remain outstanding, the Company will not without the affirmative vote at a meeting, or the written consent with or without a meeting, of the holders of at least 66 2/3% of the shares of Series B Preferred Stock then outstanding, amend, alter or repeal any of the provisions of the Series B Certificate of Designations or the Certificate of Incorporation of the Company, or authorize any reclassification of the Series B Preferred Stock, so as in any such case to affect adversely the preferences, special rights or powers of the Series B Preferred Stock, or authorize any capital stock of the Company ranking, either as to payment of dividends or upon liquidation, dissolution or winding up of the Company, prior to the Series B Preferred Stock. In addition, the Company will not without the affirmative vote at a meeting or the written consent without a meeting of the holders of at least a majority in voting power of the shares of the Series B Preferred Stock then outstanding, increase the authorized number of shares of Series B Preferred Stock or create or increase the authorized number of shares of, any other class of capital stock of the Company ranking on a parity with the Series B Preferred Stock either as to payment of dividends or upon liquidation, dissolution or winding up of the Company. In exercising such voting rights or when otherwise granted voting rights by operation of law, each share of Series B Preferred Stock shall be entitled to one (1) vote. Except as set forth above or as otherwise required by law, holders of Series B Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

     Liquidation Rights. The holders of the Series B Preferred Stock shall be subordinate to the rights of the Series A Preferred Stock but shall have preference and priority over any Common Stock upon any liquidation, dissolution or winding up, for payment out of the assets of the Company or proceeds thereof available for distribution to stockholders, of $4.00 per share plus all dividends accrued and unpaid thereon to the date of such distribution, and after such payment the holders of the Series B Preferred Stock shall be entitled to no other payments. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $4.00 per share plus all accrued and unpaid dividends on the Series B Preferred Stock and full liquidation payments on any other series of preferred stock ranking as to liquidation on a parity with the Series B Preferred Stock, then such assets and proceeds shall be distributed among the holders of the Series B Preferred Stock and any such other preferred stock ratably in accordance with the respective amounts which would be payable upon liquidation, dissolution or winding-up on such shares of Series B Preferred Stock and any such other series of preferred stock if all amounts payable thereof were paid in full. Neither the consolidation nor merger of the Company into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Company, shall be deemed a liquidation, dissolution or winding up the affairs of the Company.

     Conversion. Each share of Series B Preferred Stock shall be convertible into one (1) share of Common Stock, $.001 par value, of the Company, subject to adjustment in certain events including (i) subdivisions or combinations of shares of common stock, and (ii) reclassifications, consolidations, mergers and similar transactions. Such conversion may be effected at the option of the holder of shares of Series B Preferred Stock during the period commencing one hundred eighty (180) days and terminating three (3) years after the Effective Date.

     The registered holder of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof or the Company's default on payment of the dividend due on such dividend payment date. However, shares of Series B Preferred Stock surrendered for conversion during the period from the close of business on any dividend payment record date of such Series B Preferred Stock to the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of Series B Preferred Stock on a dividend payment record date who converts shares of such Series B Preferred Stock on a dividend payment date will receive the dividend payable on such Series B Preferred Stock by the Company on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series B Preferred Stock for conversion.

     Other Holders. of Series B Preferred Stock are not entitled to any preemptive rights and no sinking fund provisions are applicable to such shares.

CLASS A WARRANTS

     The Class A Warrants sold in this Offering and the other outstanding Class A Warrants of the Company are governed by and subject to the terms of a warrant agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company as warrant agent (the "Warrant Agent"). The following statements are brief summaries of certain provisions of the Warrant Agreement. Copies of the Warrant Agreement may be obtained from the Company or the Warrant Agent and have been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

     The holder of each Class A Warrant is entitled, upon payment of the exercise price of $6.25, to purchase one share of the Company's Common Stock. Unless previously redeemed, the Class A Warrants are exercisable at any time commencing one (1) year after the Effective Date until the close of business on the day prior to the fifth anniversary of the Effective Date ("Class A Warrant Exercise Period"), provided a registration statement filed pursuant to the Securities Act covering the Class A Warrants and shares of Common Stock underlying such Class A Warrants has been declared effective. The Class A Warrant Exercise Period may be extended by the Company's Board of Directors. The Class A Warrants are subject to redemption by the Company, with the consent of the Representative in the event a redemption occurs prior to the first anniversary of the Effective Date, upon not less than forty-five (45) days written notice, at a price of $.001 per warrant, at any time during the Class A Warrant Exercise Period, provided that the final bid price for a share of Common Stock has been at least 160% of the then exercise price of the Class A Warrants for the twenty (20) trading days preceding the date of such notice, and holders of the Class A Warrants shall have had exercise rights until the close of business on the date fixed for redemption. The Class A Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassification or mergers. The ownership of a Class A Warrant will not grant its holder any rights as a shareholder of the Company. The shares of Common Stock, when issued upon the exercise of the Class A Warrants in accordance with the terms thereof, will be fully paid and non-assessable.

     Holders of the Class A Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Class A Warrants unless the Warrants are exercised before the close of business on the business day set for redemption. All Class A Warrants must be redeemed if any of such Warrants are redeemed. A notice of redemption shall be mailed to each registered holder of Class A Warrants by first class mail, postage prepaid, and shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price to be paid, and that the right to exercise the Warrants shall terminate at 5:00 p.m. (Eastern Standard Time) on the business day fixed for redemption.

     Class A Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to the expiration of the redemption date (as explained above) at the offices of the Company's Warrant Agent, with the form of "Election to Purchase" attached to the Class A Warrant, filled out and executed as indicated, accompanied by payment (in the form of certified or cashier's check payable to the order of the Company) of the full exercise price for the number of Class A Warrants being exercised. The Company may amend the terms of the Class A Warrants but only by extending the termination date or lowering the exercise price thereof. The Company has no present intention of amending such terms.

     On the Effective Date, there will be 1,659,000 Class A Warrants outstanding. Of such 1,659,000 Class A Warrants, 400,000 are being registered hereby and are freely tradeable immediately upon issuance, 675,000 are being offered by the Selling Securityholders and will be tradeable commencing 120 days after the Effective Date unless the Representative agrees that such warrants may be transferred prior to such 120th day, and 584,000 are owned by certain members of management of the Company and are "restricted securities", as such term is defined in the Securities Act. Each member of management holding such 584,000 Class A Warrants has agreed that he will not exercise such warrants prior to the expiration of 180 days after the Effective Date.

CERTAIN CHARTER AND BYLAW PROVISIONS

     The Company's Certificate of Incorporation and By-laws limit the liability of directors and officers to the extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, including gross negligence, except liability for (i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption; and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of the Company's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of duty of care.

     The Company is planning to enter into indemnification agreements with each of its current and future directors and officers which provide for indemnification of, and advancing of expenses to, such persons to the greatest extent permitted by Delaware law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancing of expenses are discretionary under Delaware law. The Company believes that the limitation of liability provisions in its Certificate of Incorporation and its By-laws and the indemnification agreements will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors of the Company.

     The Company's Certificate of Incorporation authorizes the Company to purchase and maintain insurance for the purposes of indemnification. The Company intends to apply for directors' and officers' insurance, although there can be no assurance that the Company will be able to obtain such insurance on reasonable terms, or at all. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under the Company's Certificate of Incorporation, By-laws or indemnification agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

BUSINESS COMBINATION PROVISIONS

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (the Company did not make such an election); (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder; (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or, (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of the Company and therefore could discourage attempts to acquire the Company.

TRANSFER AGENT

     The Transfer Agent, Conversion Agent and Registrar for the Common Stock and Preferred Stock, and the Warrant Agent is Continental Stock Transfer & Trust Company.

DIVIDEND POLICY

     The Company has not previously paid any dividends since its inception and except for cash dividends, if any, to be paid on its Series A and Series B Preferred Stock, currently intends to follow a policy of retaining all of its earnings, if any, to finance the development and continued expansion of its business. Except for dividends to be paid on the Company's Series A and Series B Preferred Stock, which dividends may be paid in either cash or shares of the Company's Common Stock, there can be no assurance that dividends will ever be paid by the Company. Investors who anticipate the needs for dividends from their investments should take into consideration this factor, among others, in deciding whether they should purchase Units and if, they purchase them, whether they should exercise their Warrants to purchase shares of the Company's Common Stock.

TREASURY STOCK

     In January 1996, the Company reacquired Shares of Common Stock of Class A Warrants that previously had been held by certain shareholders for nominal consideration. All of such common stock is being held as treasury stock, and all of such Class A Warrants were canceled.

REGISTRATION RIGHTS

     The Unit Purchase Option will contain a "demand" right to require, on any one occasion one year after the date of this Prospectus, the Company to file a registration statement with respect to the Common Stock and Class A Warrants (including Common Stock to be issued upon exercise of such Class A Warrants) (the "Registrable Securities") issuable upon exercise of the Representative's Unit Purchase Option in order to effect a public offering thereof, and certain "piggyback" rights to require the registration of such Registrable Securities in certain registration statements filed by the Company with the Commission. Such registration rights may be transferred to any subsequent holder of the Registrable Securities. Holders of Registrable Securities may exercise their demand registration right with respect to all or part of their Registrable Securities provided, in either case, that the holders demanding registration represent not less than a majority of the Registrable Securities then outstanding. The Company has agreed to pay all expenses with respect to registration pursuant to the demand registration right described above. The Company has also agreed to register the 337,500 shares of Series A Preferred Stock issued in connection with its Private Placement Financing completed in March 1996, no earlier than 12, nor later than 13, months after the Effective Date and to pay all expenses in connection therewith. The Common Stock into which such preferred stock is convertible is being registered under the Registration Statement of which this Prospectus forms a part.

LOCK-UP AGREEMENTS

     The Registration Statement of which this Prospectus forms a part covers Additional Securities held by the Selling Securityholders, including certain Additional Securities held by Mr. Carmine Stella, who is Chairman of the Board, President and Chief Executive Officer of the Company, Mr. Eugene Fernandez, who is a Director of the Company, and Ms. Carol Macchiarulo, who is Secretary and Treasurer of the Company. Except for such Additional Securities being offered by such persons, each of the officers, directors and 5% or greater shareholders of the Company has agreed not to sell any securities held by them, respectively, for a period of 24 months after the Effective Date (or such longer period not to exceed 36 months as may be required by any applicable state blue sky law) without obtaining the prior written approval of the Representative (and, if required by applicable blue sky laws, the securities commissioners of any such states).

                      SECURITIES ELIGIBLE FOR FUTURE SALE

     Assuming (i) the exercise of all of the 1,659,000 Class A Warrants to be outstanding after this Offering for 1,659,000 shares of Common Stock, (ii) conversion of the outstanding 337,500 shares of Series A Preferred Stock into 337,500 shares of Common Stock, and (iii) conversion of the outstanding 300,000 shares of Series B Preferred Stock into 300,000 shares of Common Stock (but excluding the 120,000 shares of Common Stock that the Representative may acquire upon exercise of the Representative's Unit Purchase Option and the Class A Warrants issued thereunder), the Company would have outstanding 4,337,409 shares of Common Stock after this Offering.

     Not all of the Company's outstanding securities are being registered hereby. Of the 4,337,409 shares of Common Stock outstanding upon completion of this Offering (assuming the exercise of all of the Class A Warrants and the conversion of the Series A and Series B Preferred Stock but excluding the 120,000 shares of Common stock that the Representative may acquire upon exercise of the Representative's Unit Purchase Option and the Class A Warrants issued thereunder), 2,632,500 shares of Common Stock are being registered hereby and 1,824,909 shares of Common Stock are not being registered hereby. Of the 1,659,000 Class A Warrants to be outstanding after this Offering (excluding the 40,000 Class A Warrants issuable upon exercise of the Representative's Unit Purchase Option), 1,075,000 Class A Warrants are being registered hereby and 584,000 Class A Warrants, which are held by certain members of management, are not being registered.

     All of the securities registered under the Registration Statement of which this Prospectus is a part (excluding the Representative's Unit Purchase Option and the securities issuable thereunder) will be freely tradeable without registration under the Securities Act following their offer and sale except for securities purchased by an affiliate of the Company.

     Upon consummation of this Offering, an aggregate of 940,909 outstanding shares of Common Stock, 584,000 outstanding Class A Warrants (and the 584,000 shares of Common Stock for which such Class A Warrants may be exercised), and 300,000 outstanding shares of Series B Preferred Stock (and the 300,000 shares of Common Stock into which it may be converted) will not have been registered under the Securities Act. In addition, the 337,500 shares of Series A Preferred Stock that were issued in the Company's 1996 Units Financing will also not have been registered under the Securities Act, although the 337,500 shares of Common Stock into which such Series A Preferred stock are convertible are being registered hereby. Such unregistered securities may, however, under certain circumstances, be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.

     In general, under Rule 144 as currently in effect, a securityholder, including an affiliate of the Company, may sell securities of the Company acquired prior to this Offering after at least one year has elapsed since such securities were acquired from the Company or an affiliate of the Company. The number of securities which may be sold within any three month period is limited to the greater of one percent of the then outstanding shares or other units of the class or the average weekly trading volume in such securities during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a securityholder who is not an affiliate of the Company (and who has not been an affiliate of the Company for 90 days prior to the sale) and who beneficially owns securities acquired from the Company or an affiliate of the Company over two years previously may resell his or her securities without compliance with the foregoing requirements under Rule 144.

     Prior to this Offering, there has been no public market for the Shares or Class A Warrants, and no predictions can be made as to the effect, if any, that sale of shares of Common Stock or Class A Warrants or the availability of shares of Common Stock or Class A Warrants for sale will have on the prevailing market price of the Shares or Class A Warrants. Nevertheless, sales of substantial amounts of such securities in the public market could have an adverse effect on prevailing market prices for the Shares and Class A Warrants offered hereby.

     The holders of the Restricted Securities have agreed not to sell such securities (or any securities that may be issued upon conversion or exercise thereof) without the consent of the Representative for a period of two (2) years after the Effective Date.

                                  UNDERWRITING

     Subject to certain conditions contained in the Underwriting Agreement, the Underwriters named below, for whom Investors Associates, Inc. is acting as representative, have agreed to purchase from the Company the 800,000 Units offered hereby. The number of Units that each Underwriter has agreed to purchase is set forth opposite its name below.


                                                                            NUMBER OF
                                  REPRESENTATIVE                              UNITS
        ------------------------------------------------------------------  ---------
        R.D. White & Co., Inc.............................................
                                 .........................................
                                 .........................................


     The Underwriting Agreement provides that the several Underwriters will be obligated to purchase all of the Units offered hereby if any are purchased, subject to the approval of certain legal matters by their counsel and to certain other conditions. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Company has been advised by the Representative that the Underwriters propose to offer the Units to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain selected dealers at such price less a concession of $0. per Unit, of which an amount not exceeding $0. per Unit may be reallowed to other dealers. The public offering price and concessions and discounts to dealers may be changed by the Representative after the initial public offering.

     The Company will pay to the Underwriters the underwriting commission set forth on the cover page of this Prospectus upon payment for the Units by the Underwriters.

     The Company has agreed to pay the Representative a non-accountable expense allowance of 3% of the aggregate offering price of the Units offered hereby. The Company has also agreed to pay all expenses in connection with qualifying the Securities for sale under the laws of such states as the Representative may designate, including expenses of counsel retained for such purpose. The Representative's expenses in excess of the non-accountable expense allowance, including its legal expenses (other than the aforesaid expenses of counsel) will be borne by the Representative. To the extent that the expenses of the Representative are less than the non-accountable expense allowance, the excess may be deemed additional underwriting compensation.

     The Company has agreed to sell the Unit Purchase Option to the Representative and/or its designees upon the closing of this Offering for $100.00. Such Unit Purchase Option may be exercised to purchase up to that aggregate number of shares of Common Stock and Class A Warrants as would be equal to 10% of the total number of Units sold pursuant to this Offering. The Unit Purchase Option will be exercisable at a price equal to 120% of the Price to Public of the Units offered hereby commencing one year from the date of this Prospectus and will remain exercisable for a period of three years after such date and grants the Representative certain demand and participatory rights to require registration of the shares of Common Stock and Class A warrants underlying the Unit Purchase Option under the Securities Act. The Class A Warrants included in the Unit Purchase Option are subject to redemption during the term of the Unit Purchase Option subject to the same terms and conditions as the Class A Warrants sold to the public. During the first year of the Unit Purchase Option, it is generally not transferable, except to officers and shareholders of the Representative or to any Underwriters or selected dealers or their officers or partners. Any profits realized by the Underwriters upon the sale of the Unit Purchase Option or the securities issuable upon exercise thereof may be deemed to constitute additional underwriting compensation. During the term of the Unit Purchase Option, the holder(s) thereof are given, at nominal cost, the opportunity to profit from a rise in the market price of the Common Stock.

     Upon exercise of the Class A Warrants commencing 12 months from the date of this Prospectus, the Company will pay the Representative a warrant solicitation fee of 5% of the aggregate exercise price of Class A Warrants exercised (a portion of which the Representative may re-allow to another broker-dealer soliciting the exercise), if (i) the market price of the Common Stock on the date the Class A Warrant is exercised is greater than the then exercise price of the Class A Warrant; (ii) the exercise of the Class A Warrant was solicited by a member of the NASD; (iii) the Class A Warrant is not held in a discretionary account; (iv) disclosure of the compensation arrangements was made (by delivery of this Prospectus or otherwise) both at the time of the Offering and at the time of exercise of the Class A Warrant; and (v) the solicitation of exercise of the Class A Warrant is not in violation of Regulation M promulgated under the Exchange Act. No warrant solicitation fee will be paid to an NASD member unless such member has been designated in writing by the warrant holder.

     In connection with the solicitation of warrant exercises, unless granted an exemption by the Commission from its Regulation M, the Representative and any other soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Company's Securities for a period, prior to any solicitation activity for the exercise of Class A Warrants until the latter of (i) the termination of such solicitation activity, or (ii) the termination (by waiver or otherwise) of any right which the Representative or any other soliciting broker-dealer may have to receive a fee for the exercise of Class A Warrants following such solicitation. As a result, the Representative or any other soliciting broker-dealer may be unable to provide a market for the Company's Securities, should they desire to do so, during certain period while the Class A Warrants are exercisable.

     The Underwriter has not entered into any plans, proposals, agreements or understandings with any of the Selling Securityholders with respect to the purchase or sale of the Selling Securityholders' shares. In the event the Underwriter enters into any transaction with Selling Securityholders involving the sale of five percent (5%), but less than ten percent (10%) of the shares registered by Selling Securityholders in the aggregate hereunder, the Company will file a "sticker" supplement to this Registration Statement pursuant to Rule 424(c) of the Securities Act. Further, in the event the Underwriter enters into a transaction with Selling Securityholders involving the sale of ten percent (10%) or greater of the Selling Securityholders' shares, in the aggregate, registered hereunder, the Company shall have to file a post-effective amendment to this Registration Statement.

     For a period of five years from the date of this Prospectus, the Company has agreed to recommend and use its best efforts to elect a designee of the Representative, at the option of the Representative, either as either a member of or a non-voting advisor to its Board of Directors.

     The Representative has performed investment banking services for the Company in connection with its Private Placement Financings. As compensation for such services, the Company paid the Representative aggregate selling commissions of $135,000, reimbursed the Representative an aggregate of $13,500 for its expenses, and paid approximately $30,000 to the Representative's counsel for blue sky fees and expenses. In addition, the Company has paid approximately $15,000 to the Representative's counsel for blue sky fees and expenses in connection with this Offering (up to an additional $25,000 will be payable to such counsel for blue sky fees and expenses upon consummation of this Offering).

     Each of the Company's officers, directors and shareholders owning at least 5% of the outstanding shares of Common Stock prior to this Offering has agreed that he or she will not directly or indirectly sell, offer to sell, grant an option for the sale of, or otherwise dispose of, any of the Company's securities owned by him or her for a period of 24 months following the Effective Date (or such longer period not to exceed 36 months as may be required under applicable state blue sky laws) without obtaining the prior written consent of the Representative.

     In the Underwriting Agreement, the Company and the Underwriters have agreed to indemnify each other against liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission of a material fact required to be stated or necessary to make the statements made not misleading, in each case only to the extent made in reliance upon or in conformity with written information furnished by the respective party for use herein. If such indemnifications are unavailable or insufficient, the Company and the Underwriters have agreed to damage contribution arrangements between them based upon relative benefits received from this Offering and relative fault resulting in such damages.

     The Underwriters do not intend to confirm sales of the Securities offered hereby to discretionary accounts.

     An application has been filed by the Company for quotation of the Common Stock and the Class A Warrants on the NASDAQ Small Cap Market upon completion of this Offering. Prior to the Offering, there has been no public market for the Securities of the Company. The initial public offering price of the Units and the exercise price of the Class A Warrants have been arbitrarily determined by negotiation between the Company and the Representative. Among the factors considered in determining the initial public offering price of the Units and the exercise price of such Warrants were the earnings and certain other financial and operating information of the Company in the periods prior to the Offering, the future prospects of the Company and its industry in general, the general condition of the securities markets at the time of this Offering, and the market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company. There can be no assurance, however, that the prices at which the Common Stock and Class A Warrants will sell in the public market after this Offering will not be lower than the prices at which they are sold by the Underwriters.

     The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Company, the Representative and the Commission.

                                 LEGAL MATTERS

     Certain legal matters in connection with this Offering are being passed upon for the Company by Weber & Weber, 300 Rabro Drive, Hauppauge, New York 11788. Counsel for the Representative in connection with this Offering is the law office of Sayid and Associates, 411 Hackensack Avenue, Hackensack, New Jersey 07601.

                                    EXPERTS

     The financial statements included in this Registration Statement have been examined and certified by Feldman Radin & Co., P.C., independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

                          CAPITAL BEVERAGE CORPORATION

                              FINANCIAL STATEMENTS

                                     INDEX


                       YEARS ENDED DECEMBER 31, 1996 AND


                          1995 AND THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1996 (THE FINANCIAL


                     STATEMENTS FOR THE THREE MONTHS ENDED


                     MARCH 31, 1997 AND 1996 ARE UNAUDITED)



                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
INDEPENDENT AUDITORS' REPORT........................................................    F-2
FINANCIAL STATEMENTS

  Balance Sheet.....................................................................    F-3

  Statement of Operations...........................................................    F-4

  Statement of Stockholders' Equity.................................................    F-5

  Statement of Cash Flows...........................................................    F-6

  Notes to Financial Statements.....................................................    F-7

                          INDEPENDENT AUDITORS' REPORT

Capital Beverage Corporation
Bronx, New York


     We have audited the accompanying balance sheet of Capital Beverage Corporation as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, the financial position of Capital Beverage Corporation as of December 31, 1996 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                          FELDMAN RADIN & CO., P.C.

New York, New York
March 31, 1997

                          CAPITAL BEVERAGE CORPORATION

                                 BALANCE SHEET

                                                                      MARCH 31,      DECEMBER 31,
                                                                        1997             1996
                                                                     -----------     ------------
                                                                     (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash.............................................................  $    88,248      $  126,927
  Accounts receivable -- trade, net of allowance for doubtful
     accounts of $20,000 and $50,000 respectively..................      353,253         496,479
  Inventories......................................................      379,240         343,344
  Prepaid expenses.................................................        1,354           1,521
                                                                      ----------      ----------
          TOTAL CURRENT ASSETS.....................................      822,095         968,271
PROPERTY AND EQUIPMENT, less accumulated depreciation
  of $57,343.......................................................       47,657          50,327
OTHER ASSETS
  Intangible assets, less accumulated amortization of $200,000 and
     160,000 respectively..........................................    1,400,000       1,440,000
  Deferred registration costs......................................      130,783         130,783
  Due from affiliate...............................................           --          57,837
  Deposits.........................................................        3,290           3,290
                                                                      ----------      ----------
                                                                     $ 2,403,825      $2,650,508
                                                                      ==========      ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................................  $   106,358      $  104,904
  Accrued expenses and taxes.......................................       93,531         174,315
  Notes Payable -- Bridge Loans....................................      250,000         250,000
  Current portion of long-term debt................................       58,552          56,886
  Accrued dividends on preferred stock.............................      172,125         136,500
                                                                      ----------      ----------
          TOTAL CURRENT LIABILITIES................................      680,566         722,605
                                                                      ----------      ----------
LONG-TERM DEBT.....................................................      675,039         695,123
STOCKHOLDERS' EQUITY
  7% Cumulative Convertible Series A Preferred Stock,
     $.01 par value; 1,000,000 authorized shares;
     337,500 shares issued and outstanding at
     March 31, 1997 and December 31, 1996;
     liquidation preference $1,350,000.............................    1,215,000       1,215,000
  7% Cumulative Series B Preferred Stock, par value $.01;
     300,000 shares issued and outstanding.........................        3,000           3,000
  Common stock, $.001 par value; 20,000,000 authorized shares;
     1,240,909 outstanding after deducting 886,364 shares in
     treasury......................................................        1,241           1,241
  Additional paid in capital.......................................      348,333         348,333
  Retained earnings (deficit)......................................     (519,354)       (334,794)
                                                                      ----------      ----------
          TOTAL STOCKHOLDERS' EQUITY...............................    1,048,220       1,232,780
                                                                      ----------      ----------
                                                                     $ 2,403,825      $2,650,508
                                                                      ==========      ==========

                       See notes to financial statements

                          CAPITAL BEVERAGE CORPORATION

                            STATEMENT OF OPERATIONS

                                                                             THREE MONTHS ENDED
                                            YEARS ENDED DECEMBER 31,              MARCH 31,
                                           --------------------------     -------------------------
                                              1996            1995           1997           1996
                                           -----------     ----------     ----------     ----------
                                                                                 (UNAUDITED)
REVENUES:
  Net sales..............................  $12,233,607     $6,926,789     $1,880,039     $2,503,597
  Cost of goods sold.....................   10,893,582      6,422,489      1,622,111      2,209,688
                                           -----------     ----------     ----------     ----------
     GROSS PROFIT........................    1,340,025        504,300        257,928        293,909
COSTS AND EXPENSES:
  Selling and delivery...................      141,834         56,083         44,147          5,611
  General and administrative.............    1,212,293        445,689        333,621        152,627
                                           -----------     ----------     ----------     ----------
                                             1,354,127        501,772        377,768        158,238
                                           -----------     ----------     ----------     ----------
     INCOME (LOSS) FROM OPERATIONS.......      (14,102)         2,528       (119,840)       135,671
                                           -----------     ----------     ----------     ----------
INTEREST EXPENSE.........................      164,319         14,476         25,567          7,837
                                           -----------     ----------     ----------     ----------
INCOME (LOSS) BEFORE INCOME TAXES........     (178,421)       (11,948)      (145,407)       127,834
INCOME TAXES.............................                       3,360          3,528         12,000
                                           -----------     ----------     ----------     ----------
NET INCOME (LOSS)........................     (178,421)       (15,308)      (148,935)       115,834
PRO-FORMA INCOME TAXES...................           --             --             --         40,542
                                           -----------     ----------     ----------     ----------
PRO-FORMA NET INCOME (LOSS)..............  $  (178,421)    $  (15,308)    $ (148,935)    $   75,292
                                           ===========     ==========     ==========     ==========
PRO-FORMA NET INCOME (LOSS)
  PER COMMON SHARE.......................  $     (0.24)    $    (0.03)    $    (0.16)    $     0.06
                                           ===========     ==========     ==========     ==========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES.................................    1,240,909      1,240,909      1,240,909      1,240,909
                                           ===========     ==========     ==========     ==========

                       See notes to financial statements

                          CAPITAL BEVERAGE CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                  PREFERRED STOCK         COMMON STOCK      ADDITIONAL                   TOTAL
                               ---------------------   ------------------    PAID-IN     RETAINED    STOCKHOLDERS'
                                SHARES      AMOUNT      SHARES     AMOUNT    CAPITAL     EARNINGS       EQUITY
                               --------   ----------   ---------   ------   ----------   ---------   -------------
Balance January 1, 1995....... $     --   $    3,000   1,240,909   $1,241    $ 45,759    $  51,032    $   101,032
  Net loss....................       --           --          --      --           --      (15,308)       (15,308)
  Contribution by principal
    stockholder...............       --           --          --      --      302,574           --        302,574
  Dividends payable to
    preferred shareholders....       --           --          --      --           --      (21,000)       (21,000)
  Distributions...............       --           --          --      --           --      (23,300)       (23,300)
                                -------   ----------   ---------   -----     --------    ----------    ----------
Balance December 31, 1995.....       --        3,000   1,240,909   1,241      348,333       (8,576)       343,998
  Net loss....................       --           --          --      --           --     (178,421)      (178,421)
  Issuance of Preferred Stock,
    less related costs........  337,500    1,215,000          --      --           --           --      1,215,000
  Dividends payable to
    preferred shareholders....       --           --          --      --           --     (115,500)      (115,500)
  Distributions to Common
    Shareholders..............       --           --          --      --           --      (32,297)       (32,297)
                                -------   ----------   ---------   -----     --------    ----------    ----------
Balance December 31, 1996.....  337,500    1,218,000   1,240,909   1,241      348,333     (334,794)     1,232,780
  Net loss for the period.....       --           --          --      --           --     (148,935)      (148,935)
  Dividends on preferred
    stock.....................       --           --          --      --           --      (35,625)       (35,625)
                                -------   ----------   ---------   -----     --------    ----------    ----------
Balance March 31, 1997
  (Unaudited).................  337,500   $1,218,000   1,240,909   $1,241    $348,333    $(519,354)   $ 1,048,220
                                =======   ==========   =========   =====     ========    ==========    ==========

                       See notes to financial statements

                          CAPITAL BEVERAGE CORPORATION

                            STATEMENT OF CASH FLOWS


                                                     YEAR ENDED DECEMBER     THREE MONTHS ENDED
                                                             31,                  MARCH 31,
                                                    ---------------------   ---------------------
                                                       1996        1995       1997        1996
                                                    ----------   --------   ---------   ---------
                                                                                 (UNAUDITED)
                                                                            ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $ (178,421)  $(15,308)  $(148,935)  $ 115,834
                                                    ----------   --------   ---------   ----------
  Adjustments to reconcile net income (loss) to
     net cash provided by operating activities:
     Depreciation and amortization................     170,423     10,167      42,670      42,542
  Changes in assets and liabilities:
     (Increase) decrease in accounts receivable...    (496,479)        --     143,226    (273,521)
     (Increase) decrease in inventories...........     117,096     38,272     (35,896)   (124,800)
     (Increase) decrease in prepaid expenses......       5,887      3,771         167         517
     (Increase) decrease in other assets..........          --      4,728          --          --
     (Decrease) increase in accounts payable and
       accrued expenses...........................     135,446     47,151     (79,330)     53,711
                                                    ----------   --------   ---------   ----------
                                                       (67,627)   104,089      70,837    (301,551)
                                                    ----------   --------   ---------   ----------
NET CASH PROVIDED (USED) BY OPERATING
  ACTIVITIES......................................    (246,048)    88,781     (78,098)   (185,717)
                                                    ----------   --------   ---------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Pabst rights.....................    (800,000)        --          --    (800,000)
                                                    ----------   --------   ---------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of note payable -- other................    (106,491)        --     (18,418)         --
  Payment of note payable -- bank.................          --    (42,000)         --     (10,500)
  Proceeds from Bridge loans......................     250,000         --          --
  Deferred registration costs.....................    (130,783)        --          --    (221,195)
  Due from affiliate..............................     (52,837)    (5,000)     57,837          --
  Issuance of preferred stock.....................   1,215,000         --          --   1,300,000
  Distributions to stockholder....................     (32,297)   (23,300)         --     (11,197)
                                                    ----------   --------   ---------   ----------
NET CASH (USED) PROVIDED BY FINANCING
  ACTIVITIES......................................   1,142,592    (70,300)     39,419   1,057,108
                                                    ----------   --------   ---------   ----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................      96,544     18,481     (38,679)     71,391
CASH AND CASH EQUIVALENTS -- BEGINNING OF
  PERIOD..........................................      30,383     11,902     126,927      30,383
                                                    ----------   --------   ---------   ----------
CASH AND CASH EQUIVALENTS -- END OF PERIOD........  $  126,927   $ 30,383   $  88,248   $ 101,774
                                                    ==========   ========   =========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest..........................  $  144,319   $ 14,476   $  10,567   $   7,837
                                                    ==========   ========   =========   ==========
  Cash paid for taxes.............................               $  3,360   $  11,877   $
                                                    ==========   ========   =========   ==========


                       See notes to financial statements

                          CAPITAL BEVERAGE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

1.  BASIS OF PRESENTATION AND BUSINESS

     Capital Beverage Corporation (the "Company") was formed in December 1995 to operate as a wholesaler and retailer of beer and other beverages from its premises in the Bronx, New York. The Company entered into an Agreement and Plan of Merger with Vito Santoro, Inc., ("VSI"), a company related by common ownership interests (the "Merger") on January 31, 1997. All of the issued and outstanding common shares of VSI were canceled and all of its assets and liabilities will be transferred to Capital. VSI subsequently went out of existence. In addition, the existing sole stockholder of VSI (who is also a significant stockholder of the Company), received 300,000 shares of the Company's Series B Cumulative Convertible Preferred Stock. In connection with the Merger, the Company has received an independent appraisal regarding the valuation of VSI for purposes of determining the consideration to be paid to Mr. Stella. Based upon that independent appraisal, the Company determined to issue to Mr. Stella 300,000 shares of the cumulative convertible Series B Preferred Shares referred to above.

     In accordance with Staff Accounting Bulletin Topic 5G, issued by the Securities and Exchange Commission, the Merger has been accounted as a combination of commonly controlled entities and is recorded at the transferors historical cost basis. Accordingly, the financial statements presented herein present the financial position and results of operations and cash flows for VSI and the Company as if they had been combined for all periods presented.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Cash and Cash Equivalents -- The Company considers as cash equivalents all highly liquid investments with an original maturity of three months or less.

     Inventory -- Inventory is stated at the lower of cost, determined by the first-in, first-out method, or market and is comprised of beer and other beverages.

     Property and Equipment -- Property and equipment are stated at cost and are depreciated over the estimated useful lives of the related assets, ranging from 6 to 15 years. Depreciation is computed on the straight-line and accelerated methods for both financial reporting and income tax purposes.

     Income Taxes -- The Company follows Statement of Financial Accounting Standards No. 109 -- Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Accounting Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Intangibles -- Intangible assets (consisting principally of the license to distribute certain products in a significant portion of the greater New York City area), are recorded at cost, less amortization, which is provided on a straight-line basis over the initial term of the agreement which is ten years.

     Revenue Recognition -- Wholesale sales are recognized at the time the order is shipped. Retail sales are net of returns and exclude sales tax.

                          CAPITAL BEVERAGE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 -- (CONTINUED)

     New Accounting Pronouncements -- In 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" which requires impairment costs to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. The Company adopted Statement No. 121 in the first quarter of 1996 and, the effect of adoption was not material.

     Deferred Registration Costs -- Costs incurred in the preparation of the registration statement regarding the Company's proposed Initial Public Offering of its common stock, including legal and professional fees, have been deferred at December 31, 1996. Such costs will be charged to Paid In Capital upon the successful completion of the offering and charged to operations if the offering is not consummated.

     Earnings per common share -- Earnings per common share are computed by dividing net earnings available to common shareholders (net income less preferred stock dividends) by the weighted average number of common shares and, as appropriate, dilutive common stock equivalents outstanding for the period. Common stock options are considered to be common stock equivalents.

     Interim financial statements -- The unaudited condensed consolidated financial statements as of March 31, 1997 and 1996 and for the quarterly periods then ended include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for interim periods are not necessarily indicative of the results which may be expected for the entire year.

3.  ACQUISITION OF RIGHTS TO DISTRIBUTE CERTAIN PRODUCTS

     In January 1996, the Company acquired from Consolidated Beverage Corporation the exclusive rights to distribute Pabst Products within the Territory.

     In consideration for these rights the Company is to pay Consolidated Beverage Corporation the sum of $1,600,000 payable in the following manner:
$800,000 prior to or at closing; and the balance of $800,000 through delivery of a series of 120 promissory notes, in the amount of $10,000 each, inclusive of interest at 9% per annum.

     Upon the acquisition of the Pabst Distribution Rights, the Company simultaneously entered into an agreement with Pabst as part of the "Distributorship Agreement" to use its best efforts to market and sell the Pabst products to each prospective account located within the Territory. As part of the agreement the Company is required to have an annual sales and marketing plan, maintain an adequate capital and cash flow to ensure competitive strength, maintain warehouse facilities which meet Pabst's physical and quality standards, establish stock rotation procedures for Pabst products, among other general requirements to promote the sale of Pabst products. Additionally, the agreement requires the prior written approval of Pabst Brewing Corporation if any of the following occur; (a) there is a change in ownership, sale, transfer, assignment, or other disposition which results in a change in control of the Company's business. For purposes of the agreement, the term change in control means record or beneficial ownership of the following: (a) 33 percent or more of the Company's voting stock; (b) 33 percent or more interest in the Company's business, or (c) 33 percent or more interest in an entity which owns 51% or more of the Company's common stock. As a result of the contemplated initial public offering of the Company's common shares, the Company is required to obtain Pabst's prior written consent pursuant to the terms discussed herein. Such written consent has not yet been received.

     Pabst may terminate the agreement immediately upon the occurrence of any of the following events: (a) assignment or attempted assignment for the benefit of creditors of the Company or insolvency of the Company; (b) institution of voluntary or involuntary bankruptcy proceedings or for receivership or dissolution; (c) nonpayment by the Company of sums oast due and owing to Pabst, which sums continue to remain owing

                          CAPITAL BEVERAGE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 -- (CONTINUED)

upon the expiration of twenty (20) days after written notice of non-payment to the Company by Pabst; (d) fraudulent conduct of the Company; (e) Loss by the Company of any federal, state or local license required by law or necessary in order to carry out the Company's duties as a distributor of Pabst products; (f) attempted assignment of the Distributorship Agreement by the Company or change in control of the Company's business without the prior written approval of Pabst; (g) violation by the Company of its obligations to sell Pabst Products (as defined) only within the territory and/or its obligation to solicit every retail account within the territory and to use its best efforts to market and promote the Pabst Products and protect their quality.

     Pabst may also terminate the distributorship agreement if (a) the Company fails to perform its duties and responsibilities in the reasonable judgment of Pabst or (b) the Company breaches any of its responsibilities contained in the Distributorship Agreement.

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable and payable and accrued liabilities approximate their fair values due to the short-term maturities of these assets and liabilities.

     The fair value of the preferred stock, which was issued in a private placement, is estimated at carrying value as such securities are not traded in the open market and a market price is not readily available.

5.  STOCKHOLDERS' EQUITY

     General -- The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of 7% Cumulative Convertible Preferred Stock.

     Treasury Stock -- On January 24, 1996, the Company reacquired for nominal consideration shares of common stock and existing common stock purchase warrants previously owned by certain shareholders. All such reacquired common stock will be held as treasury shares, and all existing warrants acquired from these shareholders have been canceled. This transaction has been given retroactive effect for all periods presented.

     Preferred Stock -- In 1996 the Company issued 337,500 shares of $.01 par value 7% Cumulative Convertible Preferred Stock, Series A ("Preferred Stock"). The Preferred Stock is convertible into 1 share of the Company's common stock, subject to adjustments in certain events including: (i) subdivisions or combinations of shares of common stock, and (ii) reclassifications, consolidations, mergers and similar transactions.

     Such conversion may be effected at the option of the holder of shares of Preferred Stock during the period commencing 180 days and terminating 360 days after the effective date of a registration statement filed pursuant to the Securities Act of 1933 offering shares of the Company's common stock in an initial public offering, unless the Company's underwriter and the Company consent to the exercise of the option prior to the 180th day.

     The terms of the Series A and B Preferred Stock are substantially similar except that the Series A ranks senior to the Series B with respect to payment of dividends and payment upon liquidation of the Company. Additionally, the Series B Preferred Stock is convertible into common shares at any time during the three year period commencing 180 days after the effective date of the Company's initial public offering. The preferred shares have a liquidation preference of $4.00 per share.

     Common stock warrants -- During 1996, in connection with the issuance of the preferred stock referred to above, the Company issued 675,000 Class A warrants to the holders of the preferred stock. The Class A warrants entitle the holder thereof to purchase one share of the Company's common stock at an exercise price of $5.00 per share. Unless previously redeemed by the Company, the warrants are exercisable at any time

                          CAPITAL BEVERAGE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 -- (CONTINUED)

commencing on the date of issuance thereof until the close of business on the day prior to fourth anniversary of the effective date.

     In addition, during December 1995 the Company issued an aggregate of 584,000 Class A warrants to certain officers and directors of the Company.

6.  PROPERTY AND EQUIPMENT

     Property and equipment are summarized by major classifications, as follows:

                                                                          DECEMBER 31,
                                                                              1996
                                                                          ------------
        Equipment.......................................................    $ 37,000
        Furniture and fixtures..........................................       8,000
        Leasehold improvements..........................................      60,000
                                                                            --------
                                                                            $105,000
        Less: Accumulated depreciation and amortization.................      54,673
                                                                            --------
                  Total.................................................    $ 50,327
                                                                            ========

7.  LONG TERM DEBT

     In connection with the acquisition of the exclusive rights to distribute certain beer and malt liquor products in the Greater New York City area. The Company issued a note to the seller of such right. The note is payable in 120 monthly installments of principal and interest of $10,000 yielding an effective interest rate of 9%. The note is collateralized by the distribution agreement.

        Total Debt........................................................  $752,009
        Less current portion..............................................    56,886
                                                                            --------
        Long-term Debt....................................................  $695,123
                                                                            ========

     Five year maturities of the long-term debt are as follows:

  DECEMBER 31,
  ------------------------------------------------------------------
  1997                                                                $56,886
  1998..............................................................   57,298
  1999..............................................................   62,480
  2000..............................................................   68,130
  2001..............................................................   74,292

8.  BRIDGE FINANCING

     In June 1996, the Company conducted a private offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, of its 12% Convertible Bridge Notes ("Bridge Financing"). The Convertible Bridge Notes were purchased by two (2) accredited investors for aggregate gross offering proceeds of $250,000. Subsequently, in January 1997, these two (2) investors transferred the Convertible Bridge Notes to nine (9) unaffiliated investors. The Convertible Bridge Notes, including accrued interest thereon, are due one (1) year after issuance but will automatically be converted into an aggregate of 2,500,000 Class A Warrants upon the Effective Date. The Company retained Investors Associates Inc. as its exclusive placement agent (the "Placement Agent") in connection with such private placement. As compensation for services as Placement Agent, the Company paid Investors Associates Inc. a selling commission equal to 10%

                          CAPITAL BEVERAGE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 -- (CONTINUED)

of the gross proceeds of the Bridge Financing in ($25,000) and a non-accountable expense allowance of 1% of such gross proceeds ($2,500). The proceeds of the Bridge Financing were used principally for purchase of inventory of Pabst Products, for legal fees related to such financing and general corporate purposes. In June 1997, the holders of all of the Convertible Bridge Note waived their right to convert the notes into Class A Warrants. The Convertible Bridge Notes will be repaid in full with the proceeds of this offering.

9.  DUE TO SHAREHOLDER

     In March 1996, Mr. Carmine Stella made an interest free loan to the Company in the amount of $185,000 to provide it with cash flow during the operating deficit that occurred during the quarter ended March 31, 1996. The Company repaid Mr. Stella during the second and third fiscal quarters of 1996.

10.  COMMITMENTS

     In December 1995, the Company entered into a lease with East Tremont Partners, pursuant to which it agreed to lease approximately 7,000 square feet of retail and warehousing space for a term of five (5) years commencing on April 1, 1996 and continuing until May 31, 2001. Total monthly payments under such lease are $5,000, subject to adjustment during subsequent years of the lease term. East Tremont Partners is a New York partnership in which Mr. Stella holds a one-sixth interest. Management of the Company believes that the rent paid by it under this lease is less than the fair market value of similar premises within the area in which such premises are located.

     In January 1996, the Company entered into a lease with East Tremont Partners under which it agreed to lease 15,000 square feet of administrative office and warehousing space for a term of five (5) years commencing on April 1, 1996 and continuing until May 31, 2001. The initial monthly rent under such lease is $5,000, subject to adjustment during the term of the lease. East Tremont Partners is a New York partnership in which Mr. Stella holds a one-sixth interest. Management of the Company believes that the rent paid by the Company under this lease is less than what it would be required to pay for similar premises within the area in which the Company's administrative offices are located.

     The following minimum rental payments are due with respect to the aforementioned leases:

YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------
1997................................................................   125,250
1998................................................................   126,000
1999................................................................   127,750
2000................................................................   128,500
2001................................................................    55,000
          Total minimum rental payments.............................  $562,500

     The Company entered into an employment agreement with its Chief Executive Officer, effective August 1, 1996, pursuant to which the officer receives an annual salary of $300,000. This officer received no compensation from either the Company or Vito Santoro, Inc. for the year ended December 31, 1995. For the year ended December 31, 1996, the officer received compensation of $125,000 pursuant to the agreement.

                          CAPITAL BEVERAGE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
             YEARS ENDED DECEMBER 31, 1996 AND 1995 -- (CONTINUED)

11.  INCOME TAXES

     The income tax provision consists of the following:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                               -----------------
                                                                1996       1995
                                                               ------     ------
Federal:   Current...........................................  $   --     $   --
           Deferred..........................................      --         --
                                                               ------     ------
                                                                   --         --
                                                               ------     ------
State:     Current...........................................      --      3,360
           Deferred..........................................      --         --
                                                               ------     ------
                                                                   --      3,360
                                                               ------     ------
          Total Tax Provision................................  $   --     $3,360
                                                               ======     ======

     The tax provision for 1996 and 1995 differs from the amount computed using the statutory federal income tax rate since VSI operated as an 'S' corporation for income tax purposes in those years. Pursuant to subchapter 'S' of the Internal Revenue Code, shareholders rather than the corporation are taxed directly on their allocable share of the Company's taxable income. Taxes provided in the accompanying financial statements consists of New York City income taxes (benefit) as New York City does not recognize the federal 'S' corporation status. Effective January 31, 1997, VSI merged into Capital Beverage Corporation and went out of existence, thereby terminating its "S" Corporation election. Subsequent to January 31, 1997, any earnings of the Company will be fully subject to federal, state and local income taxes.

     Pro forma income taxes have been provided to reflect the taxes that would have been provided as if the Company had not operated as an 'S' Corporation.

12.  CONCENTRATION OF CREDIT RISK

     The Company is subject to credit risk through trade receivables and short-term cash investments. Credit risk with respect to trade receivables is mitigated to a degree because of management's knowledge of the local marketplace and the relative creditworthiness of the customers to which it extends credit. Short-term cash investments are placed with high credit quality financial institutions, thereby limiting the amount of credit exposure.

     The Company's operations, and therefore its revenues are concentrated in the New York City Metropolitan area. Additionally, the majority of the Company's revenues are derived from the sale of alcoholic beverages. Downturns in New York City's economic activities and/or negative changes in the publics perception of the consumption of alcoholic beverages may adversely affect the Company's operations.


13. MAJOR CUSTOMER AND SUPPLIER INFORMATION (INFORMATION WITH RESPECT TO THE INTERIM PERIODS ENDED MARCH 31, 1996 AND MARCH 31, 1997 IS UNAUDITED)


     During the year ended December 31, 1996, sales to two significant customers represented approximately 37% and 14% of net sales in that year, respectively.

     During 1996, purchases of Pabst products were approximately $5,400,000.


     Sales to two significant customers represented approximately 43% and 12% of net sales and 45% and 13% of net sales for the three months ended March 31, 1996 and March 31, 1997, respectively.

======================================================
  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS EITHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------
                               TABLE OF CONTENTS


                                        PAGE
                                        -----
Additional Information................      3
Prospectus Summary....................      4
The Company...........................      4
The Offering..........................      5
Summary Financial Information.........      7
Risk Factors..........................      8
Use of Proceeds.......................     17
Dividend Policy.......................     18
Capitalization........................     19
Dilution..............................     20
Selected Financial Information........     21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................     22
Business..............................     25
Management............................     31
Principal Shareholders................     33
Selling Securityholders...............     34
Certain Transactions..................     35
Description of Securities.............     36
Securities Eligible for Future Sale...     43
Underwriting..........................     45
Legal Matters.........................     47
Experts...............................     47
Index to Financial Statements.........    F-1


                            ------------------------

  UNTIL        , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
BROKER-DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
======================================================

======================================================

                          CAPITAL BEVERAGE CORPORATION

                                 800,000 UNITS
                              EACH UNIT CONSISTING
                                       OF
                           ONE SHARE OF COMMON STOCK
                                      AND
                                 ONE-HALF (1/2)
                              CLASS A COMMON STOCK
                                PURCHASE WARRANT
                            ------------------------

                             R.D. WHITE & CO., INC.
                                          , 1997
======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

                              ALTERNATE PROSPECTUS

                   SUBJECT TO COMPLETION, DATED JUNE 16, 1997


                          CAPITAL BEVERAGE CORPORATION


                            675,000 CLASS A WARRANTS


               1,312,500 SHARES OF COMMON STOCK, $.001 PAR VALUE



     This Prospectus relates to the offer and sale of 675,000 Class A Common Stock Purchase Warrants ("Class A Warrants") of Capital Beverage Corporation (the "Company") held by certain holders of such Warrants (hereinafter collectively referred to as the "Selling Securityholders"). Sales of such Class A Warrants (and the 675,000 shares of Common Stock underlying such Class A Warrants (the "Warrant Shares")) may be made by the Selling Securityholders commencing 120 days after the effective date ("Effective Date") of the Registration Statement covering the underwritten public offering ("Offering") by the Company of 800,000 Units ("Units") of Common Stock and Class A Warrants unless R.D. White & Co., Inc. (the "Representative") consents to the sale of such securities prior to such date. Six Hundred Seventy-Five Thousand (675,000) of the Class A Warrants offered hereby were acquired by twenty-six (26) "accredited investors" (as such term is defined in the Securities Act of 1933, as amended (the "Securities Act")), that purchased Units of Series A Preferred Stock and Class A Warrants in the Company's 1996 Units Financing.



     Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $6.25 per share during the period commencing on the date such warrant was issued and terminating on the day prior to the fourth anniversary of the Effective Date. The Class A Warrants are redeemable by the Company at any time after the Effective Date, but with the consent of the Representative if such redemption should occur during the first year after such Effective Date, for $.001 per Warrant, provided (i) notice of not less than forty-five (45) days is given; (ii) the closing bid quotation of the Common Stock of the Company has been at least One Hundred Sixty Percent (160%) of the then exercise price of the Class A Warrants on all twenty (20) of the trading days ending on the date prior to the day notice is given; and (iii) holders of the Class A Warrants shall have had exercise rights until the close of business on the date fixed for redemption. The exercise price of the Class A Warrants is subject to adjustment under certain circumstances. See "Description of Securities -- Class A Warrants".



     This Prospectus also relates to the offer and sale of 1,312,500 shares of Common Stock. Of such shares, (i) an aggregate of 675,000 may be offered and sold by the Selling Securityholders upon their exercise of their Class A Warrants or, alternatively, such 675,000 Warrant Shares may be issued by the Company upon exercise by individuals or entities that purchase Class A Warrants from the Selling Securityholders; (ii) an aggregate of 337,500 may be offered and sold by the Selling Securityholders upon conversion of the 337,500 of Series A Preferred Stock acquired by such Selling Securityholders in the Company's 1996 Units Financing; and (iii) 300,000 may be offered from time to time by Mr. Carmine Stella, who is the Chairman of the Board, President and Chief Executive Officer of the Company, subject to his agreement not to offer or sell such shares prior to the expiration of two (2) years after the Effective Date without the consent of the Representative. Sales of the 337,500 shares of Common Stock that may be acquired by the Selling Securityholders upon conversion of an equal number of shares of Series A Preferred Stock may be made commencing 180 days after the Effective Date unless the Representative consents to the conversion of all of the Series A Preferred Stock prior to the 180th day and the transfer of the Common Stock prior to one year after the Effective Date. The Selling Securityholders have agreed that they will not offer or sell the Class A Warrants or the Warrant Shares offered hereby for a period of 120 days after the Effective Date without the consent of the Representative.


     The Company will not receive any proceeds of sales of the Class A Warrants or the Warrant Shares sold by the Selling Securityholders. The Company will receive proceeds of the issuances of shares of Common Stock upon exercise of the Class A Warrants offered hereby that have been purchased from the Selling Shareholders. All costs incurred in the registration of the Securities being offered by the Selling Securityholders are being borne by the Company.

     Resales of the securities offered hereby are subject to Prospectus delivery and other requirements of the Securities Act. Sales of such securities, or the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered by the Company in the Offering. See "Selling Securityholders."

     The Company has applied for inclusion of its Class A Warrants and Common Stock on the Nasdaq Small Cap Market. There can be no assurance that an active trading market will develop even if such securities are accepted for quotation. Additionally, even if such securities are accepted for quotation and active trading develops, the Company is still required to maintain certain minimum criteria established by The National Association of Securities Dealers, which there can be no assurances the Company will be able to do. See Risk
Factors -- "Absence of Prior Public Market; Volatility of Market in General" and "Effects of Delisting from NASDAQ Small Cap Market."

                            ------------------------

      AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS."
                            ------------------------

               The date of this Prospectus is             , 1997.

                                COMPANY OFFERING

     On the date of this Prospectus, a Registration Statement under the Securities Act with respect to the underwritten Offering of the Units by the Company was declared effective by the Securities and Exchange Commission, and the Company commenced the sale of the Units offered thereby. Each Unit consists of one (1) share of Common Stock and one-half (1/2) Class A Warrant to purchase Common Stock. Each one-half (1/2) Class A Warrant may be exercised only in combination with another one-half (1/2) Class A Warrant to purchase a whole share of Common Stock at a exercise price of $5.00 per share. Sales of the securities offered by the Selling Securityholders hereby, or even the potential of such sales, may have an adverse effect on the market prices of the Company's securities.

                            SELLING SECURITYHOLDERS

CLASS A WARRANTS

     As of the date of this Prospectus, there were 1,659,000 Class A Warrants outstanding. The following table sets forth the names of the Selling Securityholders, the number of Class A Warrants owned by each Selling Securityholder before this offering, the number of Class A Warrants being offered pursuant to this Prospectus, and the number and percentage of Class A Warrants to be owned by each Selling Securityholder after this offering. Except for Mr. Carmine Stella, Mr. Eugene Fernandez and Ms. Carol Macchiarulo, none of the Selling Shareholders has had a material relationship or has held any position or office with the Company or any of its affiliates within the last three (3) years.

                                      NUMBER OF            NUMBER OF           NUMBER OF          PERCENT OF
                                   CLASS A WARRANTS    CLASS A WARRANTS     CLASS A WARRANTS   CLASS A WARRANTS
                                    OWNED PRIOR TO    OFFERED FOR ACCOUNT     OWNED AFTER        OWNED AFTER
     NAME OF SECURITYHOLDER            OFFERING        OF SECURITYHOLDER        OFFERING           OFFERING
---------------------------------  ----------------   -------------------   ----------------   ----------------
Boro Recycling, Inc..............        75,000              75,000                    0                0
Sandra A. Calabrese..............        25,000              25,000                    0                0
Maureen Cohen....................        12,500              12,500                    0                0
Carolyn Faulk....................        25,000              25,000                    0                0
Eugene Fernandez(1)..............       192,000              25,000              167,000             10.0
Harvey Glicker...................        25,000              25,000                    0                0
June Guiffrida...................        25,000              25,000                    0                0
Carol A. Macchiarulo.............        12,500              12,500                    0                0
Sheila Margiotta.................        25,000              25,000                    0                0
Alfredo Nasti....................        25,000              25,000                    0                0
Stanley Parlante.................        25,000              25,000                    0                0
M. Frank Powell..................        25,000              25,000                    0                0
Louis Ragosta....................        25,000              25,000                    0                0
John James Schauder..............        25,000              25,000                    0                0
Thomas J. Simone.................        25,000              25,000                    0                0
Software Marketing Corp. ........        50,000              50,000                    0                0
Carmine N. Stella(2).............       383,600              50,000              333,600             20.0
Marie Jackson....................        12,500              12,500                    0                0
William Lutz.....................        12,500              12,500                    0                0
Pacesetter Personnel Services,
  Inc............................        25,000              25,000                    0                0
Carol Rodopoulus.................        25,000              25,000                    0                0
Ira M. Hariton...................        25,000              25,000                    0                0
Worldwide Temporary Services,
  Inc............................        25,000              25,000                    0                0
Cornelius Murphy.................        12,500              12,500                    0                0
Stephen Pechenik.................        25,000              25,000                    0                0

                                      ALT-2

                                      NUMBER OF            NUMBER OF           NUMBER OF          PERCENT OF
                                   CLASS A WARRANTS    CLASS A WARRANTS     CLASS A WARRANTS   CLASS A WARRANTS
                                    OWNED PRIOR TO    OFFERED FOR ACCOUNT     OWNED AFTER        OWNED AFTER
     NAME OF SECURITYHOLDER            OFFERING        OF SECURITYHOLDER        OFFERING           OFFERING
---------------------------------  ----------------   -------------------   ----------------   ----------------
Anna Ferrante and Rocco Ferrante,
  as joint tenants...............        12,500              12,500                    0                0

---------------
(1) In addition to the 25,000 Class A Warrants being offered hereby, Mr. Fernandez is the beneficial holder of 167,000 other Class A Warrants. Such 167,000 Class A Warrants, and the Common Stock underlying such warrants, are subject to a lock-up agreement which prevents the transfer of such securities for a minimum of two years after the Effective Date without the consent of the Representative.

(2) In addition to the 50,000 Class A Warrants being offered hereby, Mr. Stella owns 333,600 other Class A Warrants. Such 333,600 Class A Warrants, and the Common Stock underlying such warrants, are subject to a lock-up agreement which prevents the transfer of such securities for a minimum of two years after the Effective Date without the consent of the Representative.

COMMON STOCK

     The following table sets forth the number of shares of Common Stock owned by each of the Selling Securityholders prior to the offering being made by them hereby, the number of such shares being offered by each of them hereby, and the number and percentage of shares of Common Stock that will be owned by each of them after this offering. The information contained in such table assumes that
(i) the 675,000 Class A Warrants offered hereby have been exercised by the Selling Securityholders, (ii) the 337,500 shares of Series A Preferred Stock owned by the Selling Securityholders have been converted by them into 337,500 shares of Common Stock, and (iii) neither any other outstanding Class A Warrants nor the 300,000 shares of Series B Preferred Stock issued upon consummation of the Merger have been exercised for or converted into Common Stock.

                                                                                    NUMBER OF     PERCENTAGE OF
                                         NUMBER OF COMMON     NUMBER OF COMMON    COMMON SHARES   COMMON SHARES
                                           SHARES OWNED      SHARES OFFERED FOR    OWNED AFTER     OWNED AFTER
        NAME OF SECURITYHOLDER           PRIOR TO OFFERING     SECURITYHOLDER       OFFERING        OFFERING
---------------------------------------  -----------------   ------------------   -------------   -------------
Boro Recycling, Inc. ..................       112,500              112,500                 0              0
Sandra A. Calabrese....................        37,500               37,500                 0              0
Maureen Cohen..........................        18,750               18,750                 0              0
Carolyn Faulk..........................        37,500               37,500                 0              0
Eugene Fernandez(1)....................       392,045               37,500           354,545            8.0
Harvey Glicker.........................        37,500               37,500                 0              0
June Guiffrida.........................        37,500               37,500                 0              0
Carol A. Macchiarulo...................        18,750               18,750                 0              0
Sheila Margiotta.......................        37,500               37,500                 0              0
Alfredo Nasti..........................        37,500               37,500                 0              0
Stanley Parlante.......................        37,500               37,500                 0              0
M. Frank Powell........................        37,500               37,500                 0              0
Louis Ragosta..........................        37,500               37,500                 0              0
John James Schauder....................        37,500               37,500                 0              0
Thomas J. Simone.......................        37,500               37,500                 0              0
Software Marketing Corp. ..............        75,000               75,000                 0              0
Carmine N. Stella(2)...................       784,091              375,000           409,091           16.0
Marie Jackson..........................        18,750               18,750                 0              0
William Lutz...........................        18,750               18,750                 0              0
Pacesetter Personnel Services, Inc.....        37,500               37,500                 0              0

                                      ALT-3

                                                                                    NUMBER OF     PERCENTAGE OF
                                         NUMBER OF COMMON     NUMBER OF COMMON    COMMON SHARES   COMMON SHARES
                                           SHARES OWNED      SHARES OFFERED FOR    OWNED AFTER     OWNED AFTER
        NAME OF SECURITYHOLDER           PRIOR TO OFFERING     SECURITYHOLDER       OFFERING        OFFERING
---------------------------------------  -----------------   ------------------   -------------   -------------
Carol Rodopoulus.......................        37,500               37,500                 0              0
Ira M. Hariton.........................        37,500               37,500                 0              0
Worldwide Temporary Services, Inc......        37,500               37,500                 0              0
Cornelius Murphy.......................        18,750               18,750                 0              0
Stephen Pechenik.......................        37,500               37,500                 0              0
Anna Ferrante and Rocco Ferrante, as
  joint tenants........................        18,750               18,750                 0              0

---------------
(1) In addition to the 25,000 Class A Warrants being offered hereby, Mr. Fernandez is the beneficial holder of 167,000 other Class A Warrants. Such 167,000 Class A Warrants, and the Common Stock underlying such warrants, are subject to a lock-up agreement which prevents the transfer of such securities for a minimum of two years after the Effective Date without the consent of the Representative.

(2) In addition to the 50,000 Class A Warrants being offered hereby, Mr. Stella owns 333,600 other Class A Warrants. Such 333,600 Class A Warrants, and the Common Stock underlying such warrants, are subject to a lock-up agreement which prevents the transfer of such securities for a minimum of two years after the Effective Date without the consent of the Representative.

                                      ALT-4

                              PLAN OF DISTRIBUTION

     The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary broker transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

     At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

     The shares of Common Stock underlying the Class A Warrants are offered by the Company hereunder only for purchase upon exercise of Class A Warrants by a holder who has purchased such Class A Warrants from a Selling Securityholder and shall be issued by the Company to such holders from time to time pursuant to exercise of such Class A Warrants in accordance with the terms thereof. Sales of securities by the Selling Securityholder or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

     The Company has agreed to pay substantially all the expenses incurred by the Selling Securityholders incident to the offering and sale of the securities offered by the Selling Securityholders to the public, but excluding any underwriting discounts, commissions or transfer taxes.

     The Company has agreed to indemnify certain Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

                                      ALT-5

                                   ALTERNATE

======================================================
  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------
                               TABLE OF CONTENTS


                                       PAGE
                                       -----
Additional Information...............      3
Prospectus Summary...................      4
The Company..........................      4
The Offering.........................      5
Summary Financial Information........      7
Risk Factors.........................      8
Use of Proceeds......................     17
Dividend Policy......................     18
Capitalization.......................     19
Dilution.............................     20
Selected Financial Data..............     21
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................     22
Business.............................     25
Management...........................     31
Principal Shareholders...............     33
Selling Securityholders..............     34
Certain Transactions.................     35
Description of Securities............     36
Securities Eligible for Future
  Sale...............................     43
Underwriting.........................     45
Legal Matters........................     47
Experts..............................     47
Index to Financial Statements........    F-1


======================================================

======================================================

                          CAPITAL BEVERAGE CORPORATION


                                    675,000

                                CLASS A WARRANTS


                                   1,312,500

                             SHARES OF COMMON STOCK
                              --------------------
                                   PROSPECTUS
                              --------------------
                                           , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

     Section 145(g) of the General Corporation Law provides in general that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     The Company's By-Laws and Certificate of Incorporation provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law.

     Section 102(b) of the General Corporation Law permits a Delaware corporation, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. The General Corporation Law, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation of its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation eliminates the personal liability of the directors to the fullest extent permitted by Section 102(b) of the General Corporation Law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized statement of the estimated expenses to be incurred by the Registrant in connection with this Offering (excluding the Representative's non-accountable expense allowance):

    SEC Registration fee....................................................    $  8,892
    NASD filing fee.........................................................       3,098
    NASDAQ listing fee......................................................      10,000
    Blue Sky fees and expenses..............................................      30,000*
    Printing and engraving expenses.........................................      75,000*
    Legal fees and expenses of issuance.....................................     100,000*
    Accounting fees and expenses............................................      60,000*
    Transfer agent fees and expenses........................................       5,000*
    Miscellaneous...........................................................      53,010*
                                                                                --------
      TOTAL.................................................................    $345,000*
                                                                                ========

---------------
* Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     Within the past three years, the Registrant sold the following securities.

PRIVATE PLACEMENT OF UNITS

     Between December 1995 and March 1996, the Company conducted a private offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, of units ("Units") of its Series A Preferred Stock and Class A Warrants (the "Units Financing"). Each Unit consisted of 12,500 shares of Series A Preferred Stock and 25,000 Class A Warrants. A total of 27 Units, consisting of an aggregate of 337,500 shares of Series A Preferred Stock and 675,000 Class A Warrants, were sold to 26 "accredited investors" (as such term is defined in the Securities Act) for gross offering proceeds of $1,350,000. Pursuant to an Agency Agreement, dated December 6, 1995, the Company retained the Representative as its exclusive agent in connection with the Units Financing and paid the Representative a selling commission equal to 10% of the gross proceeds from the sale of the Units ($135,000) and a non-accountable expense allowance equal to 1% of such gross proceeds ($13,500). Approximately $800,000 of the net proceeds of the Units Financing were used to acquire the Pabst Distribution Rights. The balance of such net proceeds were used for purchase of inventory of Pabst Products, for legal fees related to such financing and general corporate purposes.

PRIVATE PLACEMENT OF BRIDGE NOTES

     In June 1996, the Company conducted a private offering under Section 4(2) of the Securities Act and Regulation D promulgated thereunder, of its 12% Convertible Bridge Notes ("Bridge Financing"). The Convertible Bridge Notes were purchased by two (2) accredited investors for aggregate gross offering proceeds of $250,000. The Convertible Bridge Notes, including accrued interest thereon, are due one (1) year after issuance but will automatically be converted into an aggregate of 2,500,000 Class A Warrants upon the Effective Date of this Prospectus. The Company retained the Investors Associates Inc. as its exclusive placement agent (the "Placement Agent") in connection with such private placement. As compensation for the services as Placement Agent, the Company paid the Investors Associates Inc. a selling commission equal to 10% of the gross proceeds of the Bridge Financing in ($25,000) and a non-accountable expense allowance of 1% of such gross proceeds ($2,500). The proceeds of the Bridge Financing were used principally for purchase of inventory of Pabst Products, for legal fees related to such financing and general corporate purposes. In June 1997, the holders of all of the Convertible Bridge Note waived their right to convert the notes into Class A Warrants. The Convertible Bridge Notes will be repaid in full with the proceeds of this offering.

     In connection with all the transactions described above, no general advertisement or solicitation of offerees was made, and all purchasers signed and delivered to the Registrant agreements wherein they represented, among other things, that the securities would be held for their own account, for investment only and not with a view to the distribution thereof. The certificates representing such securities bear legends restricting transferability in transactions not registered under the Act, and the Registrant's records bear stop transfer restrictions with respect thereto.

ITEM 27.  EXHIBITS

                                                                                       SEQUENTIALLY
                                                                                         NUMBERED
EXHIBIT NO.                          DESCRIPTION OF EXHIBIT                               PAGES
-----------   ---------------------------------------------------------------------    ------------
     1.1      Form of Underwriting Agreement.**
     1.2      Form of Agreement Among Underwriters.**
     1.3      Form of Selected Dealer Agreement.**
     3.1      Certificate of Incorporation.**
     3.2      Certificate of Designations, As Amended, Relating to Series A
              Preferred Stock.**
     3.3      Form of Certificate of Designations Relating to Series B Preferred
              Stock.**
     3.4      ByLaws.**
     4.1      Specimen Common Stock Certificate.**
     4.2      Specimen Series A Preferred Stock Certificate.**
     4.3      Specimen Series B Preferred Stock Certificate.**
     4.5      Form of Convertible Bridge Note.**
     4.6      Form of Class A Warrants Issued to Certain Members of Management.**
     4.7      Form of Class A Warrants Issued in 1996 Private Placement
              Financing.**
     4.8      Form of Representative's Unit Purchase Option Agreement.**
     4.9      Form of Warrant Agreement.
     5.1      Opinion of Law Offices of Weber & Weber, Counsel for the Registrant,
              as to the legality of the Securities being registered.
    10.1      Agreement with Consolidated Beverage Corp. relating to Pabst
              Distribution Rights **
    10.2      Form of Series of Promissory Notes to Consolidated Beverage
              Corporation **
    10.3      Bill of Sale from Consolidated Beverage Corp. to Registrant.**
    10.4      Distributorship Agreement with Pabst Brewing Company**
    10.5      Agency Agreement with Vito Santoro, Inc.**
    10.6      Employment Agreement between Registrant and Carmine N. Stella.
    10.7      1996 Incentive Stock Option Plan.**
    10.8      Agreement with Carmine N. Stella relating to Option to acquire Vito
              Santoro, Inc.**
    10.9      Merger Agreement relating to Vito Santoro, Inc.**
    23.1      Consent of Feldman, Radin & Co., P.C., Certified Public Accountants.
    23.2      Consent of Weber & Weber (included in their opinion filed as Exhibit
              5.1).
    24.1      Power of Attorney (contained on signature page hereof).**

---------------
** Previously filed.

ITEM 28.  UNDERTAKINGS

     The undersigned small business issuer undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or together, represent a fundamental change in the information in the Registration Statement; and

          (iii) include any material information relating the plan of distribution not previously disclosed in the Registration Statement or any material change in such information.

     (2) For the purpose of determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     The small business issuer hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497
(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

     For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered in the Registration Statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

     If the Company becomes aware subsequent to the effective date of this registration statement that either the Underwriter, or any other underwriter or dealer intends to acquire securities from any Selling Securityholder or if the Underwriter waives any lock-up agreement, a post-effective amendment will be required to reflect the acquisition of 10% or more of the Company's unrestricted securities and a sticker supplement will be required if the amount involved falls between the range of 5% and 10% of the Company's unrestricted securities.

     The Underwriter has not entered into any plans, proposals, agreements or understandings with any of the Selling Securityholders with respect to the purchase or sale of the Selling Securityholders' shares. In the event the Underwriter enters into any transaction with Selling Securityholders involving the sale of five percent

(5%), but less than ten percent (10%) of the shares registered by Selling Securityholders in the aggregate hereunder, the Company will file a "sticker" supplement to this Registration Statement pursuant to Rule 424(c) of the Securities Act. Further, in the event the Underwriter enters into a transaction with Selling Securityholders involving the sale of ten percent (10%) or greater of the Selling Securityholders' shares, in the aggregate, registered hereunder, the Company shall have to file a post-effective amendment to this Registration Statement.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at Hauppauge, State of New York, on June 16, 1997.


                                          CAPITAL BEVERAGE CORPORATION

                                          By: /s/ CARMINE N. STELLA

                                            ------------------------------------
                                            Name: Carmine N. Stella
                                              Title:  Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carmine N. Stella and Eugene Fernandez, each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.


     In accordance with the requirements of the Securities Act of 1933, this
Registration Statement has been signed below on June   , 1997, by the following
persons in the capacities indicated:


                    NAME                                           TITLE
---------------------------------------------  ---------------------------------------------

            /s/ CARMINE N. STELLA              Chairman of the Board, President and Chief
---------------------------------------------    Executive Officer (Principal Executive
              Carmine N. Stella                  Officer)

            /s/ CAROL MACCHIARULO              Secretary and Treasurer (Principal Financial
---------------------------------------------    and Accounting Officer)
              Carol Macchiarulo

            /s/ EUGENE FERNANDEZ               Director
---------------------------------------------
              Eugene Fernandez

                                 EXHIBIT INDEX



EXHIBIT
  NO.                                     DESCRIPTION OF EXHIBIT
-------    ------------------------------------------------------------------------------------
   1.1     Form of Underwriting Agreement.**
   1.2     Form of Agreement Among Underwriters.**
   1.3     Form of Selected Dealer Agreement.**
   3.1     Certificate of Incorporation.**
   3.2     Certificate of Designations, As Amended, Relating to Series A Preferred Stock.**
   3.3     Form of Certificate of Designations Relating to Series B Preferred Stock.**
   3.4     ByLaws.**
   4.1     Specimen Common Stock Certificate.**
   4.2     Specimen Series A Preferred Stock Certificate.**
   4.3     Specimen Series B Preferred Stock Certificate.**
   4.5     Form of Convertible Bridge Note.**
   4.6     Form of Class A Warrants Issued to Certain Members of Management.**
   4.7     Form of Class A Warrants Issued in 1996 Private Placement Financing.**
   4.8     Form of Representative's Unit Purchase Option Agreement.**
   4.9     Form of Warrant Agreement.
   5.1     Opinion of Law Offices of Weber & Weber, Counsel for the Registrant, as to the
           legality of the Securities being registered.
  10.1     Agreement with Consolidated Beverage Corp. relating to Pabst Distribution Rights **
  10.2     Form of Series of Promissory Notes to Consolidated Beverage Corporation **
  10.3     Bill of Sale from Consolidated Beverage Corp. to Registrant.**
  10.4     Distributorship Agreement with Pabst Brewing Company**
  10.5     Agency Agreement with Vito Santoro, Inc.**
  10.6     Employment Agreement between Registrant and Carmine N. Stella.
  10.7     1996 Incentive Stock Option Plan.**
  10.8     Agreement with Carmine N. Stella relating to Option to acquire Vito Santoro, Inc.**
  10.9     Merger Agreement relating to Vito Santoro, Inc.**
  23.1     Consent of Feldman, Radin & Co., P.C., Certified Public Accountants.
  23.2     Consent of Weber & Weber (included in their opinion filed as Exhibit 5.1).
  24.1     Power of Attorney (contained on signature page hereof).**


---------------
 * To be filed by amendment.

** Previously filed.